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                     AMENDED AND RESTATED CREDIT AGREEMENT

                                    BETWEEN

                         SOUTHERN MINERAL CORPORATION

                               SMC ECUADOR, INC.

                              SMC PRODUCTION CO.

                               BEC ENERGY, INC.

                                      AND

                           AMERAC ENERGY CORPORATION

                                       AND

                       COMPASS BANK, AS AGENT AND LENDER

                                      AND

                     FIRST UNION NATIONAL BANK AS A LENDER

                                 JUNE 19, 1998

                     ------------------------------------

                REVOLVING LINE OF CREDIT OF UP TO $200,000,000

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                               TABLE OF CONTENTS

                                                                          Page


ARTICLE I      DEFINITIONS AND INTERPRETATION
      1.1      Terms Defined Above...........................................1
      1.2      Additional Defined Terms......................................1
      1.3      Undefined Financial Accounting Terms.........................16
      1.4      References...................................................16
      1.5      Articles and Sections........................................16
      1.6      Number and Gender............................................16
      1.7      Incorporation of Exhibits....................................17

ARTICLE II     TERMS OF FACILITY
      2.1      Revolving Line of Credit.....................................17
      2.2      Letter of Credit Facility....................................18
      2.3      Use of Loan Proceeds and Letters of Credit.  ................20
      2.4      Interest.....................................................20
      2.5      Repayment of Loans and Interest..............................20
      2.6      Outstanding Amounts..........................................21
      2.7      Time, Place, and Method of Payments..........................21
      2.8      Pro Rata Treatment; Adjustments..............................21
      2.9      Borrowing Base Determinations................................22
      2.10     Mandatory Prepayments........................................23
      2.11     Voluntary Prepayments and Conversions of Loans...............23
      2.12     Commitment Fee...............................................24
      2.13     Facility Fee.................................................24
      2.14     Letter of Credit Fee.........................................24
      2.15     Agency Fee...................................................25
      2.16     Loans to Satisfy Obligations of Borrower.....................25
      2.17     Security Interest in Accounts; Right of Offset...............25
      2.18     General Provisions Relating to Interest......................25
      2.19     Yield Protection.............................................27
      2.20     Limitation on Types of Loans.................................28
      2.21     Illegality...................................................29
      2.22     Regulatory Change............................................29
      2.23     Limitations on Interest Periods..............................29
      2.24     Letters in Lieu of Transfer Orders...........................30
      2.25     Power of Attorney............................................30

ARTICLE III  CONDITIONS
      3.1      Receipt of Loan Documents and Other Items....................31

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      3.2      Each Loan....................................................33
      3.3      Each Letter of Credit........................................34

ARTICLE IV     REPRESENTATIONS AND WARRANTIES
      4.1      Due Authorization............................................35
      4.2      Corporate Existence..........................................35
      4.3      Valid and Binding Obligations................................35
      4.4      Security Instruments.........................................36
      4.5      Title to Assets..............................................36
      4.6      Scope and Accuracy of Financial Statements...................36
      4.7      No Material Misstatements....................................36
      4.8      Liabilities, Litigation, and Restrictions....................36
      4.9      Compliance with Laws.........................................36
      4.10     ERISA........................................................37
      4.11     Environmental Laws...........................................37
      4.12     Compliance with Federal Reserve Regulations..................37
      4.13     Investment Company Act Compliance............................37
      4.14     Public Utility Holding Company Act Compliance................37
      4.15     Proper Filing of Tax Returns; Payment of Taxes Due...........38
      4.16     Refunds......................................................38
      4.17     Gas Contracts................................................38
      4.18     Intellectual Property........................................38
      4.19     Casualties or Taking of Property.............................38
      4.20     Locations of Borrower........................................39
      4.21     Subsidiaries.................................................39

ARTICLE V      AFFIRMATIVE COVENANTS
      5.1      Maintenance and Access to Records............................39
      5.2      Quarterly Financial Statements; Compliance Certificates......39
      5.3      Annual Financial Statements..................................39
      5.4      Oil and Gas Reserve Reports..................................40
      5.5      Title Opinions; Title Defects................................40
      5.6      Notices of Certain Events....................................41
      5.7      Letters in Lieu of Transfer Orders; Division Orders..........42
      5.8      Additional Information.......................................42
      5.9      Compliance with Laws.........................................42
      5.10     Payment of Assessments and Charges...........................42
      5.11     Maintenance of Corporate Existence and Good Standing.........43
      5.12     Payment of Notes; Performance of Obligations.................43
      5.13     Further Assurances...........................................43
      5.14     Initial Fees and Expenses of Counsel to Agent................43
      5.15     Subsequent Fees and Expenses of Agent and Lenders............43
      5.16     Operation of Oil and Gas Properties..........................44

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      5.17     Maintenance and Inspection of Properties.....................44
      5.18     Maintenance of Insurance.....................................44
      5.19     INDEMNIFICATION..............................................45

ARTICLE VI     NEGATIVE COVENANTS
      6.1      Indebtedness.................................................46
      6.2      Contingent Obligations.......................................46
      6.3      Liens........................................................47
      6.4      Sales of Assets..............................................47
      6.5      Leasebacks...................................................47
      6.6      Loans or Advances............................................47
      6.7      Investments..................................................47
      6.8      Dividends and Distributions..................................48
      6.9      Issuance of Stock; Changes in Corporate Structure............48
      6.10     Transactions with Affiliates.................................48
      6.11     Lines of Business............................................48
      6.12     Plan Obligations.............................................48
      6.13     New Subsidiaries.............................................48
      6.14     Tangible Net Worth...........................................48
      6.15     Cash Flow Coverage...........................................49

ARTICLE VII    EVENTS OF DEFAULT
      7.1      Enumeration of Events of Default.............................49
      7.2      Remedies.....................................................51

ARTICLE VIII   THE AGENT
      8.1      Appointment..................................................52
      8.2      Waivers, Amendments..........................................52
      8.3      Delegation of Duties.........................................52
      8.4      Exculpatory Provisions.......................................52
      8.5      Reliance by Agent............................................53
      8.6      Notice of Default............................................53
      8.7      Non-Reliance on Agent and Other Lenders......................54
      8.8      Indemnification..............................................54
      8.9      Restitution..................................................55
      8.10     Agent in Its Individual Capacity.............................56
      8.11     Successor Agent..............................................56
      8.12     Applicable Parties...........................................56

ARTICLE IX     MISCELLANEOUS
      9.1      Assignments; Participations..................................56
      9.2      Survival of Representations, Warranties, and Covenants.......58
      9.3      Notices and Other Communications.............................58

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      9.4      Parties in Interest..........................................59
      9.5      Rights of Third Parties......................................59
      9.6      Renewals; Extensions.........................................59
      9.7      No Waiver; Rights Cumulative.................................59
      9.8      Survival Upon Unenforceability...............................60
      9.9      Amendments; Waivers..........................................60
      9.10     Controlling Agreement........................................60
      9.11     Disposition of Collateral....................................60
      9.12     GOVERNING LAW................................................60
      9.13     JURISDICTION AND VENUE.......................................60
      9.14     WAIVER OF RIGHTS TO JURY TRIAL...............................61
      9.15     ENTIRE AGREEMENT.............................................61
      9.16     Counterparts.................................................61


LIST OF EXHIBITS

Exhibit I         -     Form of Notes
Exhibit II        -     Form of Borrowing Request
Exhibit III       -     Form of Opinion of Counsel
Exhibit IV        -     Form of Compliance Certificate
Exhibit V         -     Form of Borrowing Base Utilization
Exhibit VI        -     Disclosures
Exhibit VII       -     Form of Lender Assignment Agreement

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                     AMENDED AND RESTATED CREDIT AGREEMENT

            THIS AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into this 19th day of June, 1998, by and between SOUTHERN MINERAL CORPORATION, a Nevada corporation, (the "BORROWER"), SMC PRODUCTION CO., a Texas corporation, AMERAC ENERGY CORPORATION, a Delaware corporation, SMC ECUADOR, INC., a Texas corporation, and BEC ENERGY, INC., a Texas corporation ("CO-BORROWERS") and COMPASS BANK, a Texas state chartered banking institution ("COMPASS"), and FIRST UNION NATIONAL BANK, a national banking association ("FIRST UNION"), with each other lender that becomes a signatory hereto as provided in Section 9.1, individually, together with its successors and assigns, the "Lenders", and Compass, as Agent for the Lenders in such capacity together with its successors in such capacity pursuant to the terms hereof, the "AGENT".

                             W I T N E S S E T H:

            In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows, amending and restating in its entirety, the Credit Agreement dated December 20, 1995, by and between Southern Mineral Corporation, SMC Production Co., San Salvador Development Company, Inc., Venture Resources, Inc., Venture Pipeline Company, Vengas Pipeline Company, and Spruce Hills Production Company, Inc., and Compass (as heretofore amended, the "AGREEMENT"). San Salvador Development Company, Inc. has merged into the Borrower. Venture Resources, Inc., Venture Pipeline Company and Vengas Pipeline Company have been sold and the proceeds paid to Compass. Spruce Hills Production Company, Inc. is being released from this Agreement.

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

            1.1 TERMS DEFINED ABOVE. As used in this Credit Agreement, the terms "AGENT", "AGREEMENt", "BORROWER", "CO-BORROWERS", "COMPASS", "FIRST UNION", "LENDER" and "LENDERS" shall have the meaning assigned to them hereinabove.

            1.2 ADDITIONAL DEFINED TERMS. As used in this Credit Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

            "779776 ALBERTA, LTD." shall mean the Alberta, Canada corporation organized to purchase the common stock of Neutrino Resources, Inc.

            "ADDITIONAL COSTS" shall mean costs which the Agent or any Lender determines are attributable to its obligation to make or its making or maintaining any LIBO Rate Loan or issuing or participating in Letters of Credit, or any reduction in any amount receivable by the Agent or any Lender in respect of any such obligation

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      or any LIBO Rate Loan or Letter of Credit, resulting from any Regulatory
      Change which (a) changes the basis of taxation of any amounts payable to the Agent or such Lender under this Agreement or any Note in respect of any LIBO Rate Loan or Letter of Credit (other than taxes imposed on the overall net income of the Agent or such Lender or its Applicable Lending Office for any such LIBO Rate Loan by the jurisdiction in which the Agent or such Lender has its principal office or Applicable Lending Office), (b) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirements (other than the Reserve Requirement utilized in the determination of the Adjusted LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Agent or such Lender (including LIBO Rate Loans and Dollar deposits in the London interbank market in connection with LIBO Rate Loans), or the Commitment of the Agent or such Lender, or the London interbank market, or (c) imposes any other condition affecting this Agreement or any Note or any of such extensions of credit, liabilities, or Commitments.

            "ADJUSTED LIBO RATE" shall mean, for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of the LIBO Rate for such Loan plus the Applicable Margin, but in no event exceeding the Highest Lawful Rate.

            "AFFILIATE" shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg. ss.240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

            "AGENCY FEE LETTER" shall mean the letter agreement dated as of June __, 1998, between Compass Bank and the Borrower and Co-Borrowers concerning certain fees in connection with the transactions contemplated hereby, and any agreements or instruments executed in connection therewith, as amended, restated, or supplemented from time to time.

            "AGENT" shall mean Compass Bank.

            "AGREEMENT" shall mean this Credit Agreement, as it may be amended, supplemented, or restated from time to time.

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            "APPLICABLE LENDING OFFICE" shall mean, for each Lender and type of
      Loan, the lending office of such Lender (or an affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which Loans of such type are to be made and maintained.

            "APPLICABLE MARGIN" shall mean as to each LIBO Rate Loan, the following:

              BORROWING BASE                     LIBO RATE LOAN
               UTILIZATION                      APPLICABLE MARGIN
           -----------------------             --------------------
            1) greater than 66-2/3%             two percent (2%)
                of Borrowing Base

            2) less than or equal to            one and three-fourths
                66-2/3% and greater than        percent (1-3/4%)
                33-1/3% of Borrowing Base

            3) less than or equal to            one and one-half
                33-1/3% of Borrowing Base       percent (1-1/2%)


            The Borrowing Base Utilization and the corresponding LIBO Rate shall be set at each quarter end for the next quarter. Borrower will furnish to the Agent a Form of Borrowing Base Utilization, which is attached as
      Exhibit V to this Agreement, which shall stipulate the Borrowing Base Utilization level at the end of such quarter. Such form shall be furnished to the Agent within five (5) days of the end of such quarter.

            "ASSIGNMENT" shall mean that certain Assignment of Notes and Liens assigning the Existing Note and Existing Liens by Compass to Agent for the benefit of the Lenders.

            "AVAILABLE COMMITMENT" shall mean, at any time, an amount equal to the remainder, if any, of (a) the Borrowing Base in effect at such time MINUS (b) the sum of the Loan Balance at such time and the L/C Exposure at such time.

            "BORROWING BASE" shall mean, at any time, the amount determined by the Lenders in accordance with Section 2.9 and then in effect.


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            "BORROWING BASE UTILIZATION" shall mean the aggregate principal amount of Loans outstanding hereunder, plus any L/C Exposure hereunder as a percentage of the Borrowing Base.

            "BORROWING REQUEST" shall mean each written request, in substantially the form attached hereto as Exhibit II, by the Borrower and/or the Co-Borrowers to the Agent for a borrowing or conversion pursuant to Sections 2.1 or 2.11, each of which shall:

                  (a) be signed by a Responsible Officer of the Borrower
            and/or the Co-Borrowers;

                  (b) specify the amount and type of Loan requested, and, as applicable, the Loan to be converted or prepaid and the date of the borrowing, conversion, or prepayment (which shall be a Business
            Day);

                  (c) when requesting a Floating Rate Loan, be delivered to the
            Agent no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing, conversion, or prepayment;

                  (d) when requesting a LIBO Rate Loan, be delivered to the
            Agent no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, two Business Days preceding the requested borrowing, conversion, or prepayment and designate the Interest Period requested with respect to such Loan.

            "BUSINESS DAY" shall mean (a) for all purposes other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas, and (b) with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

            "CASH FLOW" shall mean, for any period, Net Income of the Borrower and the Co-Borrowers for such period plus, without duplication and to the extent deducted from revenues in determining Net Income for the period, depreciation, amortization, depletion, and other non-cash expenses less, without duplication and to the extent added to revenues in determining Net Income for that period, all non-cash revenue and non-recurring gains of the Borrower and the Co-Borrowers for such period.

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            "CLOSING DATE" shall mean the date of this Agreement.

            "CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL" shall mean the Mortgaged Properties and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations which is subject to a Security Instrument.

            "COMMITMENTS" shall mean the several obligation of the Lenders, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower and the Co-Borrowers pursuant to Section 2.1.

            "COMMITMENT AMOUNT" shall mean for Compass, $29,250,000 and for First Union, $15,750,000 as of the Closing Date.

            "COMMITMENT FEE" shall mean each fee payable to the Lenders by the Borrower and the Co-Borrowers pursuant to Section 2.12.

            "COMMITMENT PERIOD" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

            "COMMITMENT TERMINATION DATE" shall mean June 1, 2001.

            "COMMONLY CONTROLLED ENTITY" shall mean any Person which is under common control with the Borrower and/or the Co-Borrowers within the meaning of Section 4001 of ERISA.

            "COMPLIANCE CERTIFICATE" shall mean each certificate, substantially in the form attached hereto as Exhibit IV, executed by a Responsible Officer of the Borrower and the Co-Borrowers and furnished to the Agent from time to time in accordance with Section 5.2.

            "CONTINGENT OBLIGATION" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "PRIMARY OBLIGATION") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i)

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      for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

            "DEBT SERVICE" shall mean an amount equal to (i) actual principal amounts paid on Indebtedness other than the Obligations during each quarter, including all consolidated debt of the Borrower and/or the Co-Borrowers, plus (ii) principal amounts required to be paid on the Obligations during such quarter.

            "DEFAULT" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

            "DEFAULT RATE" shall mean a per annum interest rate equal to the Index Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate.

            "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

            "ENVIRONMENTAL COMPLAINT" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower and/or the Co-Borrowers, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower and/or the Co-Borrowers or the business conducted thereon.

            "ENVIRONMENTAL LAWS" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act,

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      the Hazardous Materials Transportation Act, the Superfund Amendments and
      Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower and/or the Co-Borrowers is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent foreign, federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

            "EVENT OF DEFAULT" shall mean any of the events specified in
      Section 7.1.

            "EXISTING CREDIT AGREEMENT" shall mean that certain credit agreement dated December 20, 1995, between Borrower and Co-Borrowers as were in effect at that time and Compass Bank, individually.

            "EXISTING INDEBTEDNESS" shall mean the Obligations as defined under the Existing Credit Agreement outstanding as of the Closing Date.

            "EXISTING NOTE" shall mean that certain promissory note dated January 28, 1998, in the amount of $100,000,000 from Borrower to Compass.

            "EXISTING LIENS" shall mean the Liens securing the Existing Indebtedness in effect as of the Closing Date from Borrower to Compass which are assigned to Agent for the benefit of the Lenders under the Assignment.

            "FACILITY FEE" shall mean the fee payable to the Lenders by the Borrower and the Co-Borrowers pursuant to Section 2.13.

            "FINAL MATURITY" shall mean June 1, 2001.

            "FINANCIAL STATEMENTS" shall mean statements of the financial condition of the Borrower and the Co-Borrowers as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows for the Borrower on a consolidated and consolidating basis with the Co-Borrowers, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Agent and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

            "FIXED RATE LOAN" shall mean any LIBO Rate Loan.

            "FLOATING RATE" shall mean an interest rate per annum equal to the Index Rate from time to time in effect, but in no event exceeding the Highest Lawful Rate.

            "FLOATING RATE LOAN" shall mean any Loan and any portion of the Loan Balance which the Borrower and/or the Co-Borrowers have requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Floating Rate, or which pursuant to the terms hereof is otherwise required to bear interest at the Floating Rate.

            "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

            "GOVERNMENTAL AUTHORITY" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

            "HAZARDOUS SUBSTANCES" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

            "HIGHEST LAWFUL RATE" shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of North Carolina, or if applicable, the

      State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

            "INDEBTEDNESS" shall mean, as to any Person, without duplication,
      (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, (d) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables, which include amounts owed to drilling contractors, entered into in the ordinary course of business on ordinary terms); (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property) including, without limitation, production payments, net profit interests and other hydrocarbon interests subject to repayment out of future oil and gas production; (f) all obligations with respect to capital leases; (g) all net obligations with respect to derivative contracts; and (h) all obligations, including Contingent Obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

            "INDEX RATE" shall mean the prime rate established in THE WALL STREET JOURNAL'S "MONEY RATES" or similar table. If multiple prime rates are quoted in the table, then the highest prime rate will be the Index Rate. In the event that the prime rate is no longer published by THE WALL STREET JOURNAL in the "MONEY RATES" or similar table, then Agent may select an alternative published index based upon comparable information as a substitute Index Rate. Upon the selection of a substitute Index Rate, the applicable interest rate shall thereafter vary in relation to the substitute index. Such substitute index shall be the same index that is generally used as a substitute by Agent on all Index Rate loans.

            "INSOLVENCY PROCEEDING" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

            "INTELLECTUAL PROPERTY" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

            "INTEREST PERIOD" shall mean, subject to the limitations set forth in Section 2.23, and with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, or, subject to availability, six months thereafter, as the Borrower and/or the Co-Borrowers may request in the Borrowing Request for such Loan.

            "INVESTMENT" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

            "L/C EXPOSURE" shall mean, at any time, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such time.

            "LETTER OF CREDIT" shall mean any standby letter of credit issued by the Agent for the account of the Borrower and/or the Co-Borrowers pursuant to Section 2.23.

            "LETTER OF CREDIT APPLICATION" shall mean the standard letter of credit application employed by the Agent as the issuer of the Letters of Credit, from time to time, in connection with Letters of Credit.

            "LETTER OF CREDIT FEE" shall mean each fee payable to the Agent for the account of the Lenders by the Borrower and the Co-Borrowers pursuant to Section 2.25 upon or in connection with the issuance or renewal of each Letter of Credit.

            "LETTER OF CREDIT PAYMENT" shall mean any payment made by the Agent on behalf of the Lenders under a Letter of Credit, to the extent that such payment has not been repaid by the Borrower and/or the Co-Borrowers.

            "LIBO RATE" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service selected by the Agent and the Borrower and/or the Co- Borrowers) as of approximately 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day two Business Days prior to the first day of such Interest Period for Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate. If neither such Telerate Page 3750 nor any successor or similar service is available, the term "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards if necessary, to the nearest 1/100 of 1%) quoted by the Agent at approximately 11:00 a.m., London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such LIBO Rate Loan for the offering by the Agent to leading banks in the London interbank market of Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate.

            "LIBO RATE LOAN" shall mean any Loan and any portion of the Loan Balance which the Borrower and/or the Co-Borrowers have requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

            "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrower and/or the Co-Borrowers shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

            "LIMITATION PERIOD" shall mean any period while any amount remains owing on the Notes and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

            "LOAN" shall mean any loan made by any Lender to or for the benefit of the Borrower and/or the Co-Borrowers pursuant to this Agreement and any payment made by any Lender under a Letter of Credit.

            "LOAN BALANCE" shall mean, at any time, the outstanding principal balance of the Notes at such time.

            "LOAN DOCUMENTS" shall mean this Agreement, Assignment of Notes and Liens, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

            "MATERIAL ADVERSE EFFECT" shall mean (a) any material adverse effect on the business, operations, properties, condition (financial or otherwise), or prospects of the Borrower and/or the Co-Borrowers taken as a whole, or (b) any adverse effect upon the Collateral taken as a whole.

            "MAXIMUM COMMITMENT AMOUNT" shall mean the sum of the Commitment Amounts of all Lenders.

            "MORTGAGED PROPERTIES" shall mean all Oil and Gas Properties of the Borrower and Co-Borrowers subject to a perfected first-priority Lien in favor of the Agent for the benefit of the Lenders, subject only to Permitted Liens, as security for the Obligations.

            "NET INCOME" shall mean, for any period, the net income of the Borrower on a consolidated basis for such period, determined in accordance with GAAP.

            "NOTES" shall mean, collectively, each of the promissory notes of the Borrower and Co-Borrowers, which Notes shall be in partial renewal, extension and modification, but not discharge or novation of the Existing Note, and shall be in the form attached hereto as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof.

            "OBLIGATIONS" shall mean, without duplication, (a) all Indebtedness evidenced by the Notes, (b) the undrawn, unexpired amount of all outstanding

      Letters of Credit, (c) the obligation of the Borrower and the Co-Borrowers for the payment of Commitment Fees, Facility Fees and Letter of Credit Fees, and (e) all other obligations and liabilities of the Borrower and the Co-Borrowers to the Agent and the Lenders, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

            "OIL AND GAS PROPERTIES" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

            "PERCENTAGE SHARE" shall mean, as to each Lender, the percentage such Lender's Commitment Amount constitutes of the Maximum Commitment Amount.

            "PERMITTED INDEBTEDNESS" shall mean (a) the Obligations under the Loan Documents, (b) Indebtedness arising from endorsing negotiable instruments for deposit or collection in the ordinary course of business,
      (c) current liabilities incurred in the ordinary course of business, (d) purchase money Indebtedness which does not exceed an aggregate principal amount of $750,000 during the term of this Agreement, (e) Indebtedness existing by virtue of the requirements of GAAP or any changes in the requirements of GAAP, (f) the existing $41,400,000 aggregate principal amount of 6-7/8% convertible subordinated debentures due 2007, but not any renewal or rearrangement thereof, and (g) debt of 779776 Alberta, Ltd. and/or Neutrino Resources, Inc. to National Bank of Canada structured on a senior secured basis.

            "PERMITTED LIENS" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor,
      (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor,
      (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower and/or the Co-Borrowers to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery,
      (f) easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower and/or the Co-Borrowers or materially detract from the value or use of the Property to which they apply, and (g) Liens in favor of the Agent for the benefit of the Lenders and other Liens expressly permitted under the Security Instruments.

            "PERSON" shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

            "PLAN" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.

            "PRINCIPAL OFFICE" shall mean the principal office of the Agent in Houston, Texas, presently located at 24 Greenway Plaza, 14th Floor, Houston, Texas
      77046.

            "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

            "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

            "REGULATORY CHANGE" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including any Lender or its Applicable Lending Office.

            "RELEASE OF HAZARDOUS SUBSTANCES" shall mean any emission, spill, release, disposal, or discharge, except in accordance with the Requirement of Law, a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower and/or the Co-Borrowers.

            "REQUIRED LENDERS" shall mean, Lenders (including the Agent) holding at least 80% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders (including the Agent) having at least 80% of the aggregate amount of the Commitments.

            "REQUIREMENT OF LAW" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

            "RESERVE REPORT" shall mean each report delivered to the Agent and each Lender pursuant to Section 5.4.

            "RESPONSIBLE OFFICER" shall mean, as to any Person, its President, Chief Executive Officer, Chief Financial Officer or any Vice President.

            "SCHEDULED REDUCTION AMOUNT" shall mean the amount by which the Borrowing Base shall be reduced each calendar month as determined by the Lenders under Section 2.9(b) from time to time.

            "SECURITY INSTRUMENTS" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1(f), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

            "SUBSIDIARY" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

            "SUPERFUND SITE" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

            "TANGIBLE NET WORTH" shall mean (a) total assets, as would be reflected on a balance sheet of the Borrower prepared on a consolidated basis and in accordance with GAAP, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill minus (b) total liabilities, as would be reflected on a balance sheet of the Borrower prepared on a consolidated basis and in accordance with GAAP.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

            "YEAR 2000 COMPLIANCE" shall mean, with regard to any entity, that all software, embedded microchips, and other processing capabilities utilized by, and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the year 2000.

            1.3 UNDEFINED FINANCIAL ACCOUNTING TERMS. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

            1.4 REFERENCES. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

            1.5 ARTICLES AND SECTIONS. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

            1.6 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

            1.7 INCORPORATION OF EXHIBITS. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

                                  ARTICLE II

                               TERMS OF FACILITY

            2.1 REVOLVING LINE OF CREDIT. (a) Upon the terms and conditions (including, without limitation, the right of the Lenders to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Lenders severally agree, during the Commitment Period, to make Loans, in immediately available funds at the Applicable Lending Office or the Principal Office, to or for the benefit of the Borrower and/or the Co-Borrowers, from time to time on any Business Day designated by the Borrower and/or the Co-Borrowers following receipt by the Agent of a Borrowing Request; provided, however, no Loan at the time it is made shall exceed the then existing Available Commitment.

            (b) Subject to the terms of this Agreement, during the Commitment Period, the Borrower and/or the Co-Borrowers may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. Except for prepayments made pursuant to
Section 2.10, each borrowing, conversion, and prepayment of principal of Loans shall be in an aggregate amount at least equal to $100,000. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a Fixed Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, or prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $100,000;

and if any LIBO Rate Loan would otherwise be in a lesser aggregate principal amount for any period, such Loan shall be a Floating Rate Loan during such period.

            (c) The Loans shall be made and maintained at the Applicable Lending Office or the Principal Office and shall be evidenced by the Notes.

            (d) Not later than 3:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on the date specified for each borrowing, each Lender shall make available an amount equal to its Percentage Share of the borrowing to be made on such date to the Agent, at an account designated by the Agent, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions hereof, be made available to the Borrower in immediately available funds at the Principal Office. All Loans by each Lender shall be maintained at the Applicable Lending Office of such Lender and shall be evidenced by the Note of such Lender.

            (e) The failure of any Lender to make any Loan required to be made by it hereunder shall not relieve any other Lender of its obligation to make any Loan required to be made by it, and no Lender shall be responsible for the failure of any other Lender to make any Loan.

            (f) The face amounts of the Notes have been established as an administrative convenience and do not commit any Lender to advance funds hereunder in excess of the then current Borrowing Base.

            2.2 LETTER OF CREDIT FACILITY. (a) Upon the terms and conditions and relying on the representations and warranties contained in this Agreement, the Agent, as issuing bank for the Lenders, agrees from the date of this Agreement until the date which is thirty days prior to the Commitment Termination Date, to issue on behalf of the Lenders in their respective Percentage Shares Letters of Credit for the account of the Borrower and/or any Co-Borrower and to renew and extend such Letters of Credit. Letters of Credit shall be issued, renewed, or extended from time to time on any Business Day designated by the Borrower or any Co-Borrower following the receipt in accordance with the terms hereof by the Agent of the written (or oral, confirmed promptly in writing) request by a Responsible Officer of the Borrower and/or any Co-Borrower therefor and a Letter of Credit Application. Letters of Credit shall be issued in such amounts as the Borrower or any Co-Borrower may request; provided, however, that (i) no Letter of Credit shall have an expiration date which is more than 365 days after the issuance thereof or subsequent to Final Maturity, (ii) each automatically renewable Letter of Credit shall provide that it may be terminated by the Agent at its then current expiry date by not less than 30 days' written notice by the Agent to the beneficiary of such Letter of Credit, and (iii) the Agent shall not be obligated to issue any Letter of Credit if (A) the face amount thereof would exceed the Available Commitment, or (B) after giving effect to the issuance thereof, (I) the L/C Exposure, when added to the Loan Balance then outstanding, would exceed the lesser of the Maximum Commitment Amount or the Borrowing Base, or (II) the L/C Exposure would exceed $5,000,000.

            (b) Prior to any Letter of Credit Payment in respect of any Letter of Credit, each Lender shall be deemed to be a participant through the Agent with respect to the relevant Letter of Credit in the obligation of the Agent, as the issuer of such Letter of Credit, in an amount equal to the Percentage Share of such Lender of the maximum amount which is or at any time may become available to be drawn thereunder. Upon delivery by such Lender of funds requested pursuant to Section 2.2(c), such Lender shall be treated as having purchased a participating interest in an amount equal to such funds delivered by such Lender to the Agent in the obligation of the Borrower to reimburse the Agent, as the issuer of such Letter of Credit, for any amounts payable, paid, or incurred by the Agent, as the issuer of such Letter of Credit, with respect to such Letter of Credit.

            (c) Each Lender shall be unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default, to the extent of the Percentage Share of such Lender at the time of issuance of each Letter of Credit, to reimburse, on demand, the Agent, as the issuer of such Letter of Credit, for the amount of each Letter of Credit Payment under such Letter of Credit. Each Letter of Credit Payment shall be deemed to be a Floating Rate Loan by each Lender to the extent of funds delivered by such Lender to the Agent with respect to such Letter of Credit Payment and shall to such extent be deemed a Floating Rate Loan under and shall be evidenced by the Note of such Lender and shall be payable by the Borrower and the Co- Borrowers upon demand by the Agent.

            (D) EACH LENDER AGREES TO SEVERALLY INDEMNIFY THE AGENT, AS THE ISSUER OF EACH LETTER OF CREDIT, AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES OF THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND/OR THE CO-BORROWERS AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER AND/OR THE CO-BORROWERS TO DO SO), RATABLY ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER AT THE TIME OF ISSUANCE OF SUCH LETTER OF CREDIT, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR SUCH LETTER OF CREDIT OR ANY ACTION TAKEN OR OMITTED BY THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS,

SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER (OTHER THAN THE AGENT AS THE ISSUER OF A LETTER OF CREDIT) SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE WHETHER SOLE OR CONCURRENT OR WILLFUL MISCONDUCT OF THE AGENT AS THE ISSUER OF A LETTER OF CREDIT. THE AGREEMENTS IN THIS SECTION 2.2(D) SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

            2.3 USE OF LOAN PROCEEDS AND LETTERS OF CREDIT. (a) On the Closing Date, each of the Lenders shall pay to Compass the Loan Balance outstanding under the Existing Credit Agreement times such Lender's Percentage Share. Such Existing Indebtedness under the Existing Credit Agreement shall be assigned, renewed, extended, and rearranged pursuant to the terms of this Agreement and the Notes and shall, for all purposes, be deemed a borrowing hereunder,

                  (b) Proceeds of all subsequent Loans shall be used for general corporate purposes of the Borrower and Co-Borrowers, provided, however, that no funds can be used to purchase margin stock as defined in Regulation U of Code of Federal Regulations.

                  (c) Letters of Credit shall be used solely for general corporate purposes of the Borrower and Co-Borrowers; provided, however, no Letter of Credit may be used in lieu or in support of stay or appeal bonds.

            2.4 INTEREST. Subject to the terms of this Agreement (including, without limitation, Section 2.18), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan and the Adjusted LIBO Rate for each LIBO Rate Loan. Interest on all Floating Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest on all LIBO Rate Loans shall be computed on the basis of a year of 360 days, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lender at any time as to all or any portion of such interest. In the event that the Borrower and/or the Co-Borrowers fail to select the duration of any Interest Period for any Fixed Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a Fixed Rate Loan) will be automatically converted into a

Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

            2.5 REPAYMENT OF LOANS AND INTEREST. Accrued and unpaid interest on each outstanding Floating Rate Loan shall be due and payable monthly commencing on the first day of July, 1998, and continuing on the first day of each calendar month thereafter while any Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding Fixed Rate Loan shall be due and payable on the last day of the Interest Period for such Fixed Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity. At the time of making each payment hereunder or under the Notes, the Borrower and the Co-Borrowers shall specify to the Agent the Loans or other amounts payable by the Borrower and/or the Co-Borrowers hereunder to which such payment is to be applied. In the event the Borrower and the Co-Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion.

            2.6 OUTSTANDING AMOUNTS. The Loan Balance of the Notes reflected by the notations by the Lenders on their records shall be deemed rebuttably presumptive evidence of the Loan Balance. The liability for payment of principal and interest evidenced by the Notes shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

            2.7 TIME, PLACE, AND METHOD OF PAYMENTS. All payments required pursuant to this Agreement or the Notes shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Lenders on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made to the Agent at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Notes would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

           2.8 PRO RATA TREATMENT; ADJUSTMENTS. (a) Except to the extent otherwise expressly provided herein, (i) each borrowing made pursuant to this Agreement shall be from the Lenders pro rata in accordance with their Percentage Shares, (ii) each payment by the Borrower and/or Co-Borrowers of Commitment Fees shall be made for the account of the Lenders pro rata in accordance with their respective Percentage Shares, (iii) Facility Fees and Letter of Credit Fees shall be made for the account of the Lenders in accordance with each Lender's Percentage Share of any increase in the Commitment Amount or Letter of Credit issued, (iv) each payment of principal of Loans shall be made for the account of the Lenders pro rata in accordance with their respective Percentage Shares of the Loan Balance, and (v) each payment of interest on Loans shall be made for the account of the Lenders pro rata in accordance with their Percentage Shares of the aggregate amount of interest due and payable to the Lenders.

            (b) The Agent shall distribute all payments with respect to the Obligations to the Lenders promptly upon receipt in like funds as received. In the event that any payments made hereunder by the Borrower and/or Co-Borrowers at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied (a) first, to fees and expenses due pursuant to the terms of this Agreement or any other Loan Document,
(b) second, to accrued interest, (c) third, to the Loan Balance, and (d) last, to any other Obligations.

            (c) If any Lender (for purposes of this Section, a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its portion of the Obligations, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections 7.1(f) or 7.1(g), or otherwise) in an amount greater than such Lender was entitled to receive pursuant to the terms hereof, such benefitted Lender shall purchase for cash from the other Lenders such portion of the Obligations of such other Lenders or shall provide such other Lenders with the benefits of any such Collateral or the proceeds thereof as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds with each of the Lenders according to the terms hereof. If all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded and the purchase price and benefits returned by such Lender, to the extent of such recovery, but without interest. The Borrower agrees that each such Lender so purchasing a portion of the Obligations of another Lender may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. If any Lender ever receives, by voluntary payment, exercise of rights of set-off or banker's lien, counterclaim, cross-action or otherwise, any funds of the Borrower to be applied to the Obligations, or receives any proceeds by realization on or with respect to any Collateral, all such funds and proceeds shall be immediately forwarded to the Agent for distribution in accordance with the terms of this Agreement.

            2.9 BORROWING BASE DETERMINATIONS. (a) The Borrowing Base as of May 29, 1998, is acknowledged by the Borrower and the Co-Borrowers and the Lenders to be $45,000,000. Commencing on July 1, 1998, and continuing thereafter on the first day of each calendar month until the earlier of the date such amount is redetermined or the Commitment Termination Date, the Scheduled Reduction Amount shall be $40,000. Upon Lender's receipt of acceptable documentation, the Borrowing Base shall automatically reduce by (i) $3,000,000 upon the Borrower's sale of its Golden Trend properties, and (ii) an additional $5,000,000 upon the transfer or sale of the Borrower's Spruce Hill properties.

            (b) The Borrowing Base and the Scheduled Reduction Amount shall be redetermined semi-annually by unanimous consent of the Lenders beginning December 1, 1998, on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, Reserve Reports, and all other information available to the Lenders. In addition, the Lenders shall, in the normal course of business following a request of the Borrower, redetermine the Borrowing Base; provided, however, the Lenders shall not be obligated to respond to more than four such requests during any calendar year, and in no event shall the Lenders be required to redetermine the Borrowing Base more than once in any three-month period, including, without limitation, each scheduled semi-annual redetermination provided for above. Notwithstanding the foregoing, the Lenders may at their discretion and by unanimous consent redetermine the Borrowing Base and the Scheduled Reduction Amount at any time and from time to time.

            (c) Upon each determination of the Borrowing Base and the Scheduled Reduction Amount by the Lenders, the Agent shall notify the Borrower orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base and the Scheduled Reduction Amount shall become effective upon such written notification and shall remain in effect until the next subsequent determination of the Borrowing Base.

            (d) The Borrowing Base shall represent the determination by the Lenders, in accordance with the applicable definitions and provisions herein contained and their customary lending practices for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties, plus certain other oil and gas properties to be determined in sole discretion of the Lenders subject, in the case of any increase in the Borrowing Base, to the credit approval process of the Lenders. Furthermore, the Borrower and/or the Co-Borrowers acknowledge that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower and/or the Co-Borrowers to be essential for the adequate protection of the Lenders. The Borrowing Base shall be determined by using the Lenders' then current engineering and credit standards.

            2.10 MANDATORY PREPAYMENTS. If at any time the sum of the Loan Balance and the L/C Exposure exceeds the Borrowing Base then in effect, the Borrower and the Co-Borrowers shall, within 30 days of notice from the Agent of such occurrence, (a) prepay, or make arrangements acceptable to the Lenders for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional Collateral, of character and value satisfactory to the Lenders in their sole discretion, to secure the amount of such excess by the execution and delivery to the Lenders of Security Instruments in form and substance satisfactory to the Lenders, or (c) effect any combination of the alternatives described in clauses (a) and (b) of this Section and acceptable to the Lenders in their sole discretion. In the event that a mandatory prepayment is required under this Section and the Loan Balance is less than the amount required to be prepaid, the Borrower and the Co-Borrowers shall repay the entire Loan Balance and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrower and/or the Co-Borrowers or otherwise to the satisfaction of the Lenders, deposit with the Agent for the benefit of the Lenders, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure minus the lesser of the aggregate Commitment Amounts or the Borrowing Base. The cash deposited with the Agent for the benefit of the Lenders in satisfaction of the requirement provided in this Section may be invested, at the sole discretion of the Lenders and then only at the express direction of the Borrower and/or Co-Borrowers as to investment vehicle and maturity (which shall be no later than the latest expiry date of any then outstanding Letter of Credit), for the account of the Borrower and/or Co-Borrowers in cash or cash equivalent investments offered by or through the Lenders.

            2.11 VOLUNTARY PREPAYMENTS AND CONVERSIONS OF LOANS. Subject to applicable provisions of this Agreement, the Borrower and/or the Co-Borrowers shall have the right at any time or from time to time to prepay Loans and to convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; provided, however, that (a) the Borrower and/or the Co-Borrowers shall give the Agent notice of each such prepayment or conversion of all or any portion of a Fixed Rate Loan no less than two Business Days prior to prepayment or conversion, (b) any Fixed Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan, (c) the Borrower and/or the Co-Borrowers shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (d) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.

            2.12 COMMITMENT FEE. In addition to interest on the Notes as provided herein and other fees payable hereunder and to compensate the Lenders for maintaining funds available, the Borrower and Co-Borrowers shall pay to the Agent for the account of the Lenders in immediately available funds, on the first day of July, 1998, and on the first day of each third calendar month thereafter during the Commitment Period and on the Commitment Termination Date, a fee in the amount per annum as set forth below, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period as follows:

               BORROWING BASE
                UTILIZATION                        COMMITMENT FEE
            --------------------                ----------------------
            1) greater than 50%                 one-half percent (1/2%)
                of Borrowing Base

            2) less than or equal to 50%        three-eighths percent (3/8%)
                of Borrowing Base

            The Borrowing Base Utilization and the corresponding Commitment Fee shall be set at each quarter end for the next quarter.

            2.13 FACILITY FEE. In addition to interest on the Notes as provided herein and other fees payable hereunder and to compensate the Lenders for the costs of the extension of credit hereunder, the Borrower and/or the Co-Borrowers shall pay to the Agent for the account of the Lenders, in immediately available funds, a facility fee of one-half percent (1/2%) on any future increase in the Borrowing Base at the time of such increase.

            2.14 LETTER OF CREDIT FEE. In addition to interest on the Notes as provided herein and Commitment Fees and Facility Fees payable hereunder, the Borrower and/or the Co- Borrowers agree to pay to the Agent for the account of the Lenders, on the date of issuance or renewal of each Letter of Credit, a fee equal to the greater of $300 or one percent (1%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the face amount of such Letter of Credit during the period for which such Letter of Credit is issued or renewed; provided, however, in the event such Letter of Credit is canceled prior to its original expiry date or a payment is made by the Agent for the account of the Lenders with respect to such Letter of Credit, the Agent and the Lenders shall, within 30 days after such cancellation or the making of such payment, rebate to the Borrower and/or the Co-Borrowers the unearned portion of such fee. The Borrower and/or the Co-Borrowers also agree to pay on demand to the Agent for its own account as the issuer of the Letters of Credit its customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit.

            2.15 AGENCY FEE. The Borrower shall pay to the Agent for its own account all fees owing or which may become owing under the Agency Fee Letter as provided therein.

            2.16 LOANS TO SATISFY OBLIGATIONS OF BORROWER. The Lenders may, by unanimous consent, but shall not be obligated to, make Loans for the benefit of the Borrower and/or the Co- Borrowers and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrower and/or the Co-Borrowers contained in this Agreement or any other Loan Document. Any such Loan shall be evidenced by the Notes and shall be made as a Floating Rate Loan.

            2.17 SECURITY INTEREST IN ACCOUNTS; RIGHT OF OFFSET. As security for the payment and performance of the Obligations, the Borrower and the Co-Borrowers hereby transfer, assign, and pledge to the Agent for the benefit of the Lenders and grants to the Agent for the benefit of the Lenders a security interest in all funds of the Borrower and the Co-Borrowers now or hereafter or from time to time on deposit with the Agent and such Lender, with such interest of the Lenders to be retransferred, reassigned, and/or released by the Agent and each Lender, as the case may be, at the expense of the Borrower and the Co-Borrowers upon payment in full and complete performance by the Borrower and the Co-Borrowers of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Agent and each Lender upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower and the Co- Borrowers hereby grant to the Agent and each Lender the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of the Borrower and the Co-Borrowers now or hereafter or from time to time on deposit with the Agent and each Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

            2.18 GENERAL PROVISIONS RELATING TO INTEREST. Subject to the choice of law provision Section 9.12 hereof, (a) it is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas to the extent applicable to each Lender and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. To the extent deemed applicable, for purposes of Tex. Fin. Code Ann. ss. 303.301 (Vernon 1998), the Borrower and the Co-Borrowers agree that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in such Article, provided that the Agent and the Lenders may also rely, to the extent permitted by applicable laws of the State of North Carolina, or if applicable, the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of North Carolina, or if applicable, the State of Texas or other states or the United States of America applicable to the Agent and/or such Lender, if greater.

            (b) Notwithstanding anything herein or in the Notes to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Notes shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower and the Co-Borrowers for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of North Carolina, or if applicable, the State of Texas or other states or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Agent for the account of each Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Agent and the Lenders would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Agent and the Lenders but for the effect of such Limitation Period.

            (c) If, under any circumstances, the aggregate amounts paid on the Notes or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower and the Co-Borrowers stipulate that such payment and collection will have been and will be deemed to have been, to the greatest extent permitted by applicable laws of the State of North Carolina, or if applicable, the State of Texas any other applicable states' laws or the United States of America, the result of mathematical error on the part of the Borrower and the Co-Borrowers and the Agent and the Lenders; and the Agent and the Lenders shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by the Agent and the Lenders or notice thereof from the Borrower and the Co-Borrowers. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Agent and the Lenders or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lenders on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower and the Co-Borrowers.

            (d) All sums paid, or agreed to be paid, to the Agent and the Lenders for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

            2.19 YIELD PROTECTION. (a) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower and/or the Co-Borrowers shall pay to the Agent and each Lender from time to time such amounts as the Agent and such Lender may determine are necessary to compensate it for any Additional Costs incurred by the Agent and such Lender.

            (b) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower and/or the Co-Borrowers shall pay to each Lender from time to time on request such amounts as each Lender may determine are necessary to compensate each Lender for any costs attributable to the maintenance by each Lender (or any Applicable Lending Office), pursuant to any Regulatory Change, of capital in respect of the Commitment, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of each Lender (or any Applicable Lending Office) to a level below that which each Lender (or any Applicable Lending Office) could have achieved but for such Regulatory Change.

            (c) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower and/or the Co-Borrowers shall pay to each Lender the administrative and re-employment costs customarily charged by Lenders as a result of:

      (i) any payment, prepayment, or conversion by the Borrower and/or the Co-Borrowers of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan; or

     (ii) any failure by the Borrower and/or the Co-Borrowers to borrow a Fixed Rate Loan from the Lenders on the date for such borrowing specified in the relevant Borrowing Request;

such compensation to include, without limitation, with respect to any LIBO Rate Loan, an amount equal to the excess, if any and only to the extent actually incurred by such Lender, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid, converted, or not borrowed for the period from the date of such payment, prepayment, conversion, or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such Loan provided for herein over (B) the interest component (as reasonably determined by the Lenders) of the amount (as reasonably determined by the Agent and such Lender) the Agent and such Lender would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.

            (d) Determinations by the Agent and any Lender for purposes of this Section of the effect of any Regulatory Change on capital maintained, their costs or rate of return, maintaining Loans, their obligation to make Loans or on amounts receivable by it in respect of Loans or such obligations, and the additional amounts required to compensate the Agent and the Lenders under this Section shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis. The Agent and such Lender shall furnish the Borrower with a certificate setting forth in reasonable detail the basis and amount of increased costs incurred or reduced amounts receivable as a result of any such event, and the statements set forth therein shall be conclusive, absent manifest error. The Agent and such Lender shall (i) notify the Borrower, as promptly as practicable after the Lenders obtain knowledge of any Additional Costs or other sums payable pursuant to this Section and determine to request compensation therefor, of any event occurring after the Closing Date which will entitle the Agent and such Lender to compensation pursuant to this Section; provided that the Borrower shall not be obligated for the payment of any Additional Costs or other sums payable pursuant to this Section to the extent such Additional Costs or other sums accrued more than 30 days prior to the date upon which the Borrower was given such notice; and (ii) designate a different Applicable Lending Office for the Loans of the Lenders affected by such event if such designation will avoid the need for or reduce the amount of such compensation. If the Agent or any Lender requests compensation from the Borrower and/or the Co-Borrowers under this Section, the Borrower and/or the Co-Borrowers may, by notice to the Agent and any Lender, require that the Loans by the Lenders of the type with respect to which such compensation is requested be converted into Floating Rate Loans in accordance with Section 2.11. Any compensation requested by the Lenders pursuant to this Section shall be due and payable to the Lenders within five days of delivery of any such notice by the Lenders to the Borrower.

            (e) Each Lender agrees that it shall not request, and the Borrower and/or the Co- Borrowers shall not be obligated to pay, any Additional Costs or other sums payable pursuant to this Section unless similar additional costs and other sums payable are also generally assessed by the Lenders against other customers of such Lenders similarly situated where such customers are subject to documents providing for such assessment.

            2.20 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, no more than 6 separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan and all LIBO Rate Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:

            (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in Section 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

            (b) the Agent determines (which determination shall be conclusive) that the rates of interest referred to in the definition of "LIBO Rate" in
      Section 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not accurately reflect the cost to the Lender of making or maintaining such Loan for such Interest Period, then the Agent shall give the Borrower and/or the Co-Borrowers prompt notice thereof; and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBO Rate Loans or to convert Loans of any other type into LIBO Rate Loans, and the Borrower and/or the Co-Borrowers shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into another type of Loan in accordance with Section 2.11. Before giving such notice pursuant to this Section, the Agent will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower and/or the Co-Borrowers may request if such designation or action will avoid the need to suspend the obligation of the Lenders to make LIBO Rate Loans hereunder and will not, in the unanimous opinion of the Lenders, be disadvantageous to the Lenders.

            2.21 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make any type of Fixed Rate Loans hereunder, or (b) maintain any type of Fixed Rate Loans hereunder, then such Lender shall promptly notify the Agent and the Borrower and the Co-Borrowers thereof; and the obligation of such Lender hereunder to make such type of Fixed Rate Loans and to convert other types of Loans into Fixed Rate Loans of such type shall be suspended until such time as such Lender may again make and maintain Fixed Rate Loans of such type, and the outstanding Fixed Rate Loans of such type shall be converted into Floating Rate Loans in accordance with Section 2.11. Before giving such notice pursuant to this Section, such Lender will designate a different available Applicable Lending Office for Fixed Rate Loans or take such other action as the Borrower and the Co-Borrowers may request if such designation or action will avoid the need to suspend the obligation of the Lenders to make Fixed Rate Loans and will not, in the opinion of any Lender, be disadvantageous to the Lenders.

            2.22 REGULATORY CHANGE. In the event that by reason of any Regulatory Change, any Lender (a) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on any Fixed Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any Fixed Rate Loan, or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of such Lender with notice to the Agent and the Borrower and the Co-Borrowers, the obligation of the Lender to make such Fixed Rate Loans and to convert Floating Rate Loans into such Fixed Rate Loans shall be suspended until such time as such Regulatory Change ceases to be in effect, and all such outstanding Fixed Rate Loans shall be converted into Floating Rate Loans in accordance with Section 2.11.

            2.23 LIMITATIONS ON INTEREST PERIODS. Each Interest Period selected by the Borrower and/or the Co-Borrowers (a) which commences on the last Business Day of a calendar month (or, with respect to any LIBO Rate Loan, any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise commence before and end after Final Maturity shall end on Final Maturity, and (d) shall have a duration of not less than one month, as to any LIBO Rate Loan, and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period.

            2.24 LETTERS IN LIEU OF TRANSFER ORDERS. The Agent agrees that none of the letters in lieu of transfer or division orders provided by the Borrower and/or the Co-Borrowers pursuant to Section 3.1(f)(iii) or Section 5.7 will be sent to the addressees thereof prior to the occurrence of an Event of Default, at which time the Agent may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters.

            2.25 POWER OF ATTORNEY. The Borrower and the Co-Borrowers hereby designate the Agent as their agent and attorney-in-fact, to act in their name, place, and stead for the purpose of completing and, upon the occurrence of an Event of Default, delivering any and all of the letters in lieu of transfer orders delivered by the Borrower and/or the Co-Borrowers to the Agent pursuant to Section 3.1(f)(iii) or Section 5.7, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrower and the Co-Borrowers hereby ratify and confirm all that the Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Agent in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on the Agent by this appointment are solely to protect the interests of the Agent and the Lenders under the Loan Documents and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrower and the Co-Borrowers or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.


                                  ARTICLE III

                                  CONDITIONS

            The obligations of the Lenders to enter into this Agreement and to make Loans are subject to the satisfaction of the following conditions precedent:

            3.1 RECEIPT OF LOAN DOCUMENTS AND OTHER ITEMS. The Lenders shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Agent or its counsel of the title of the Borrower and/or the Co-Borrowers shall be satisfactory to the Agent, and the Agent shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower and/or the Co-Borrowers all in form and substance satisfactory to the Agent and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Agent:

            (a) multiple counterparts of this Agreement as requested by the Lenders;

            (b) the Notes;

            (c) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of the Borrower and the Co-Borrowers accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower and the Co-Borrowers as the case may be, to the effect that each such copy is correct and complete;

            (d) certificates of incumbency and signatures of all officers of the Borrower and the Co-Borrowers who are authorized to execute Loan Documents on behalf of the Borrower and the Co-Borrowers, each such certificate being executed by the secretary or an assistant secretary of the Borrower and the Co-Borrowers;

            (e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the boards of directors of the Borrower and the Co-Borrowers accompanied by certificates of the secretary or an assistant secretary of the Borrower and the Co- Borrowers to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower and the Co-Borrowers and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

            (f) multiple counterparts, as requested by the Lenders, of the following Security Instruments creating, evidencing, perfecting, and otherwise establishing Liens in favor of the Agent for the benefit of the Lenders in and to the Collateral:

      (i) Ratification and Amendment to Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement from the Borrower and SMC Production Co., Amerac Energy Corporation, and BEC Energy, Inc. covering all Oil and Gas Properties of the Borrower and SMC Production Co., Amerac Energy Corporation, and BEC Energy, Inc. and all improvements, personal property, and fixtures related thereto;

     (ii) Financing Statements from the Borrower and SMC Production Co., Amerac Energy Corporation, and BEC Energy, Inc., as debtor, constituent to the instrument described in clause (i) above;

    (iii) Assignment of Notes and Liens from Compass to Agent for the benefit of the Lenders as consented to and acknowledged by Borrower and Financing Statement Assignment from Compass to Agent for the benefit of the Lenders;

     (iv) undated letters, in form and substance satisfactory to the Agent, from the Borrower and SMC Production Co., Amerac Energy Corporation, and BEC Energy, Inc. to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Agent;

      (v)   Security Agreement (Stock Pledge) by Borrower of
Stock of SMC Production Co., SMC Ecuador, Inc., BEC Energy,
Inc., Amerac Energy Corporation and 779776 Alberta, Ltd. and/or
Neutrino Resources, Inc.;

     (vi) Financing Statement to be filed electronically in Alberta, Canada;

    (vii) Security Agreement from Borrower and Co- Borrowers pledging all personal property;

   (viii)   Financing Statement

            (g) unaudited Financial Statements of the Borrower and Co-Borrowers as of March 31, 1998;

            (h) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower and Co-Borrowers in their respective jurisdictions of incorporation and in any other jurisdictions where any of them does business;

            (i) results of searches of the UCC Records of the Secretary of State of the States of Alabama, Arkansas, Louisiana, Michigan, Mississippi, Oklahoma, Texas and Wyoming from a source acceptable to the Lender and reflecting no Liens other than Permitted Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Agent or Compass;

            (j) confirmation, acceptable to the Agent, of the title of the Borrower and/or Co-Borrowers to the Mortgaged Properties, free and clear of Liens other than Permitted Liens;

            (k) all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization, and other agreements relating to the Mortgaged Properties requested by the Agent;

            (l) engineering reports covering the Mortgaged Properties;

            (m) the opinion of Akin, Gump, Strauss, Hauer, & Feld, counsel to the Borrower and Co-Borrowers, in the form attached hereto as Exhibit III, with such changes thereto as may be approved by the Agent and Lenders;

            (n) certificates evidencing the insurance coverage required pursuant to Section 5.18; and

            (o) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Agent or Lenders may reasonably request.

            3.2 EACH LOAN. In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make any Loan unless:

      (a) the Borrower and/or the Co-Borrowers shall have delivered to the Agent a Borrowing Request at least the requisite time prior to the requested date for the relevant Loan, and each statement or certification made in such Borrowing Request shall be true and correct in all material respects on the requested date for such Loan;

      (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan;

      (c) if requested by the Agent or any Lender, the Borrower and/or the Co-Borrowers shall have delivered evidence satisfactory to the Agent or such Lender substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower and/or the Co-Borrowers to qualify for such Loan;

      (d) the Agent shall have received, reviewed, and approved such additional documents and items as described in Section 3.1 as may be requested by any Lender with respect to such Loan;

      (e) no event shall have occurred which, in the reasonable opinion of the Lenders, could have a Material Adverse Effect;

      (f) each of the representations and warranties contained in this Agreement shall be true and correct and shall be deemed to be repeated by the Borrower and/or the Co-Borrowers as if made on the requested date for such Loan;

      (g) the Security Instruments shall be in full force and effect and provide to the Lenders the security intended thereby;

      (h) neither the consummation of the transactions contemplated hereby nor the making of such Loan shall contravene, violate, or conflict with any Requirement of Law;

      (i) the Borrower and/or Co-Borrowers shall hold full legal title to the Collateral pledged by such entities and be the sole beneficial owners thereof;

      (j) the Agent and/or each Lender shall have received the payment of all Facility Fees, Letter of Credit Fees, and other fees payable to the Agent and/or each Lender hereunder and reimbursement from the Borrower and/or the Co-Borrowers, or special legal counsel for the Agent shall have received payment from the Borrower and/or the Co-Borrowers, for (i) all reasonable fees and expenses of counsel to the Agent for which the Borrower and/or the Co-Borrowers are responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan; and

      (k) all matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to the Agent and each Lender.

            3.3 EACH LETTER OF CREDIT. The obligation of the Agent, as the issuer of the Letters of Credit, to issue, renew, or extend any Letter of Credit is subject to the satisfaction of the following additional conditions precedent:

            (a) the Borrower shall have delivered to the Agent a written (or oral, confirmed promptly in writing) request for the issuance, renewal, or extension of a Letter of Credit at least two Business Days prior to the requested issuance, renewal, or extension date and a Letter of Credit Application at least two Business Days prior to the requested issuance date; and each statement or certification made in such Letter of Credit Application shall be true and correct in all material respects on the requested date for the issuance of such Letter of Credit;

            (b) no Default or Event of Default shall exist or will occur as a result of the issuance, renewal, or extension of such Letter of Credit; and

            (c) the terms, provisions, and beneficiary of the Letter of Credit or such renewal or extension shall be satisfactory to the Agent, as the issuer of the Letters of Credit, in its sole discretion.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

            To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower and each Co-Borrower, respectively, represent and warrant to the Agent and the Lenders (which representations and warranties shall survive the delivery of the Notes) that:

            4.1 DUE AUTHORIZATION. The execution and delivery by the Borrower and Co- Borrowers of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower and Co-Borrowers of the Notes, the repayment of the Notes and interest and fees provided for in the Notes and this Agreement, the execution and delivery of the Security Instruments by the Borrower and Co-Borrowers and the performance of all obligations of the Borrower and Co-Borrowers under the Loan Documents are within the power of the Borrower and Co-Borrowers, have been duly authorized by all necessary corporate action by the Borrower and Co-Borrowers, and do not and will not to our knowledge, (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower and Co- Borrowers are a party or by which any Property of the Borrower and Co-Borrowers may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower and Co-Borrowers under any such indenture, instrument, or other agreement, other than the Loan Documents.

            4.2 CORPORATE EXISTENCE. The Borrower and Co-Borrowers are corporations duly organized, legally existing, and in good standing under the laws of their states of incorporation and are duly qualified as foreign corporations and are in good standing in all jurisdictions wherein the ownership of Property or the operation of their business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

            4.3 VALID AND BINDING OBLIGATIONS. All Loan Documents, when duly executed and delivered by the Borrower and/or the Co-Borrowers, as applicable, will be the legal, valid, and binding obligations of the Borrower and/or the Co-Borrowers, enforceable against the Borrower and/or the Co-Borrowers, as applicable, in accordance with their respective terms.

            4.4 SECURITY INSTRUMENTS. The provisions of each Security Instrument are effective to create in favor of the Agent for the benefit of the Lenders, a legal, valid, and enforceable Lien in all right, title, and interest of the Borrower and/or the Co-Borrowers in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of the Borrower and/or the Co-Borrowers in the Collateral described therein. Existing Liens as assigned by Compass to Agent for the benefit of the Lenders continue to constitute good and valid liens as of the original date of recordation thereof.

            4.5 TITLE TO ASSETS. The Borrower and/or the Co-Borrowers have good and defensible title to all of their respective Properties, free and clear of all Liens except Permitted Liens.

            4.6 SCOPE AND ACCURACY OF FINANCIAL STATEMENTS. The Financial Statements of the Borrower and Co-Borrowers as of March 31, 1998, present fairly the financial position and results of operations and cash flows of the Borrower and Co-Borrowers in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since March 31, 1998, which could reasonably be expected to have a Material Adverse Effect.

            4.7 NO MATERIAL MISSTATEMENTS. To our knowledge, no information, exhibit, statement, or report furnished to the Lenders by or at the direction of the Borrower and the Co- Borrowers in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

            4.8 LIABILITIES, LITIGATION, AND RESTRICTIONS. Other than as listed under the heading "Liabilities" on Exhibit VI attached hereto, the Borrower and/or the Co-Borrowers have no liabilities, direct, or contingent, which may materially and adversely affect its business or operations or its ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit VI hereto, no litigation or other action of any nature affecting the Borrower and/or the Co-Borrowers is pending before any Governmental Authority or, to the best knowledge of the Borrower and/or the Co-Borrowers, threatened against or affecting the Borrower and/or the Co- Borrowers which might reasonably be expected to result in any impairment of its ownership of any Collateral or have a Material Adverse Effect. No unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower and/or the Co-Borrowers or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower and/or the Co-Borrowers.

            4.9 COMPLIANCE WITH LAWS. The Borrower and/or the Co-Borrowers and their Property, including, without limitation, the Mortgaged Property, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

            4.10 ERISA. Except as set out on Exhibit VI, the Borrower and the Co- Borrowers do not maintain nor have they maintained any Plan. The Borrower and the Co- Borrowers do not currently contribute to or have any obligation to contribute to or otherwise have any liability with respect to any Plan.

            4.11 ENVIRONMENTAL LAWS. To the best knowledge and belief of the Borrower and/or the Co-Borrowers, except as would not have a Material Adverse Effect, or as described on Exhibit VI under the heading "Environmental Matters:"

            (a) no Property of the Borrower and/or the Co-Borrowers is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

            (b) no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower and/or the Co-Borrowers at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

            (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental

      Authority, no Release of Hazardous Substances by the Borrower and/or the Co- Borrowers or from, affecting, or related to any Property of the Borrower and/or the Co-Borrowers or adjacent to any Property of the Borrower and/or the Co- Borrowers has occurred; and

            (d) no Environmental Complaint has been received by the Borrower and/or the Co-Borrowers.

            4.12 COMPLIANCE WITH FEDERAL RESERVE REGULATIONS. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

            4.13 INVESTMENT COMPANY ACT COMPLIANCE. The Borrower and/or the Co-Borrowers are not, nor are the Borrower and/or the Co-Borrowers directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            4.14 PUBLIC UTILITY HOLDING COMPANY ACT COMPLIANCE. The Borrower and/or the Co-Borrowers are not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            4.15 PROPER FILING OF TAX RETURNS; PAYMENT OF TAXES DUE. The Borrower and the Co-Borrowers have duly and properly filed a United States income tax return and all other tax returns which are required to be filed and have paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of the Borrower and the Co-Borrowers with respect to taxes and other governmental charges are adequate.

            4.16 REFUNDS. Except as described on Exhibit VI under the heading "Refunds," no orders of, proceedings pending before, or other requirements of the Minerals Management Service, Bureau of Land Management, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower and/or the Co-Borrowers being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

            4.17 GAS CONTRACTS. Except as described on Exhibit VI under the heading "Gas Contracts," the Borrower and/or the Co-Borrowers (a) are not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, and (b) have not produced gas, in any material amount, subject to, and neither the Borrower and/or the Co-Borrowers nor any of the Mortgaged Properties are subject to, balancing rights of third parties or subject to balancing duties under governmental requirements or joint operating agreements, except as to such matters for which the Borrower and/or the Co- Borrowers have established monetary reserves adequate in amount to satisfy such obligations and have segregated such reserves from other accounts.

            4.18 INTELLECTUAL PROPERTY. The Borrower and/or the Co-Borrowers own or are licensed to use all Intellectual Property necessary to conduct all business material to their condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and the Borrower and/or the Co-Borrowers knows of no valid basis for any such claim. The use of such Intellectual Property by the Borrower and/or the Co-Borrowers does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower and/or the Co-Borrowers.

            4.19 CASUALTIES OR TAKING OF PROPERTY. Except as disclosed on
Exhibit VI under the heading "Casualties," since March 31, 1998, neither the business nor any Property of the Borrower and/or the Co-Borrowers have been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

            4.20 LOCATIONS OF BORROWER. The principal place of business and chief executive office of the Borrower and the Co-Borrowers is located at the address of the Borrower set forth in Section 9.3 or at such other location as the Borrower and the Co-Borrowers may have, by proper written notice hereunder, advised the Lenders, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Lenders have been filed.

            4.21 SUBSIDIARIES. The Borrower has no Subsidiaries other than the Co- Borrowers and those listed on Exhibit VI.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

            So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower and/or the Co-Borrowers shall:

            5.1 MAINTENANCE AND ACCESS TO RECORDS. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and within 2 Business Days following the reasonable request of the Agent or any Lender, make such records available for inspection by the Agent or any Lender and, at the expense of the Borrower and/or the Co-Borrowers, allow the Agent or any Lender to make and take away copies thereof.

            5.2 QUARTERLY FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES. Deliver to the Agent and each Lender, (a) on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower and the Co-Borrowers, a copy of the unaudited consolidated and consolidating Financial Statements of the Borrower and the Co- Borrowers as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by Responsible Officers of the Borrower and the Co-Borrowers as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower and the Co-Borrowers, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 45th day after the close of each fiscal quarter and on or before the 120th day after the close of the fiscal year, a Compliance Certificate.

            5.3 ANNUAL FINANCIAL STATEMENTS. Deliver to the Agent and each Lender, on or before the 120th day after the close of each fiscal year of the Borrower and the Co-Borrowers, a copy of the annual audited consolidated and unaudited consolidating Financial Statements of the Borrower and the Co-Borrowers.

            5.4 OIL AND GAS RESERVE REPORTS. (a) Deliver to the Agent and each Lender, no later than April 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent and the Lenders, certified by any nationally- or regionally- recognized independent consulting petroleum engineers acceptable to the Agent and the Lenders as fairly and accurately setting forth (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Mortgaged Properties, plus certain other oil and gas properties, including, but not limited to, oil and gas properties situated in Canada, to be determined in sole discretion of the Agent and the Lenders, as of January 1 of the year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Mortgaged Properties, plus certain other oil and gas properties to be determined in sole discretion of the Agent and the Lenders, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and gas- balancing liabilities of the Borrower and/or the Co-Borrowers.

            (b) Deliver to the Agent and each Lender no later than October 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent and the Lenders prepared by or under the supervision of the chief petroleum engineer of the Borrower and/or the Co-Borrowers evaluating the Mortgaged Properties, plus certain other oil and gas properties to be determined in sole discretion of the Agent and the Lenders, as of July 1 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to Section 5.4(a).

            (c) Each of the reports provided pursuant to this Section shall be submitted to the Agent and each Lender together with additional data concerning pricing, quantities of production from the Mortgaged Properties, plus certain other oil and gas properties to be determined in sole discretion of the Agent and the Lenders, volumes of production sold, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Agent and the Lenders may reasonably request.

            5.5 TITLE OPINIONS; TITLE DEFECTS. Promptly upon the request of the Lenders, furnish to the Agent title opinions, in form and substance and by counsel satisfactory to the Agent, or other confirmation of title acceptable to the Lenders, covering not less than a percentage of the present value, agreed upon by the Lenders, and determined by the Agent and the Lenders in their sole discretion, of the Oil and Gas Properties, and promptly, but in any event within 60 days after notice by the Agent of any defect, material in the opinion of the Agent and the Lenders in value, in the title of the Borrower and/or the Co-Borrowers to any of their Oil and Gas Properties, clear such title defects, and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Agent to do so. Provided, however, to the extent it is determined by the Lenders that such title defects cannot be cured or Borrower and/or Co- Borrowers so notify the Lenders, the Lenders may reduce the Borrowing Base by the amount equal to the value of the oil and gas lease affected by such title defect.

            5.6 NOTICES OF CERTAIN EVENTS. Deliver to the Agent and each Lender, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and/or the Co-Borrowers and setting forth the relevant event or circumstance and the steps being taken by the Borrower and/or the Co-Borrowers with respect to such event or circumstance:

            (a) any Default or Event of Default;

            (b) any default or event of default under any contractual obligation of the Borrower and/or the Co-Borrowers, or any litigation, investigation, or proceeding between the Borrower and/or the Co-Borrowers and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding involving the Borrower and/or the Co- Borrowers as a defendant or in which any Property of the Borrower and/or the Co- Borrowers are subject to a claim and in which the amount involved is $100,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

            (d) the receipt by the Borrower and/or the Co-Borrowers of any Environmental Complaint;

            (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower and/or the Co-Borrowers or adjacent to any Property of the Borrower and/or the Co-Borrowers following any allegation of a violation of any Requirement of Law;

            (f) any Release of Hazardous Substances by the Borrower and/or the Co- Borrowers or from, affecting, or related to any Property of the Borrower and/or the Co-Borrowers or adjacent to any Property of the Borrower and/or the Co- Borrowers except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

            (g) the change in identity or address of any Person remitting to the Borrower and/or the Co-Borrowers proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property;

            (h) any change in the senior management of the Borrower;

            (i) any change in the terms of the National Bank of Canada facility with 779776 Alberta, Ltd. and/or Neutrino Resources, Inc., and

            (j) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

            5.7 LETTERS IN LIEU OF TRANSFER ORDERS; DIVISION ORDERS. Promptly upon request by the Agent at any time and from time to time, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrower and/or the Co-Borrowers and delivered to the Agent in satisfaction of the condition set forth in Section 3.1 (f)(iii) and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Agent proceeds from or attributable to any Mortgaged Property.

            5.8 ADDITIONAL INFORMATION. Furnish to the Agent and each Lender, promptly upon the request of the Agent or any Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower and/or the Co- Borrowers as the Agent or any Lender may from time to time request; and notify the Agent and each Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Agent or any Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

            5.9 COMPLIANCE WITH LAWS. Comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations issued to it or of which it has knowledge (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower and/or the Co-Borrowers, (ii) required for the performance of the operations of the Borrower and/or the Co-Borrowers, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and instruct all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of the Borrower and/or the Co-Borrowers, while such Persons are acting within the scope of their relationship with the Borrower and/or the Co-Borrowers, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower and/or the Co- Borrowers to so comply.

            5.10 PAYMENT OF ASSESSMENTS AND CHARGES. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower and/or the Co-Borrowers, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

            5.11 MAINTENANCE OF CORPORATE EXISTENCE AND GOOD STANDING. Maintain their corporate existence or qualification and good standing in its jurisdictions of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same, unless the failure to do so would not have a Material Adverse Effect.

            5.12 PAYMENT OF NOTES; PERFORMANCE OF OBLIGATIONS. Pay the Notes according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations.

            5.13 FURTHER ASSURANCES. Upon the Agent's written request, promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Agent, be necessary to fulfill the terms of the Loan Documents.

            5.14 INITIAL FEES AND EXPENSES OF COUNSEL TO AGENT. Upon request by the Agent, promptly reimburse the Agent for all reasonable fees and expenses of Jackson Walker L.L.P., special counsel to the Agent, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement.

            5.15 SUBSEQUENT FEES AND EXPENSES OF AGENT AND LENDERS. Upon request by the Agent, promptly reimburse the Agent (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Agent to ratify, amend, restate, or prepare additional Loan Documents, as the case may be; for the filing and recordation of Security Instruments. Promptly reimburse the Agent and each Lender to satisfy any obligation of the Borrower and/or the Co-Borrowers under any of the Loan Documents; to collect the Obligations; to enforce the rights of the Agent and each Lender under any of the Loan Documents; and to protect the Properties or business of the Borrower and/or the Co-Borrowers, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower and/or the Co-Borrowers by the Agent and each Lender and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Agent and each Lender, (d) fees and expenses incurred in connection with the participation by the Agent and each Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in ss.362 Title 11 of the United States Code, and
(f) fees and expenses incurred in connection with any action pursuant to ss.1129 Title 11 of the United States Code all reasonably incurred by the Agent and each Lender in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Agent and each Lender until the date it is repaid to the Agent and each Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or the Co-Borrowers and/or a trustee, receiver, custodian, or liquidator of the Borrower and/or the Co-Borrowers appointed in any such case.

            5.16 OPERATION OF OIL AND GAS PROPERTIES. Develop, maintain, and operate their Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards.

            5.17 MAINTENANCE AND INSPECTION OF PROPERTIES. Maintain all of their tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit on 2 Business Days prior notice any authorized representative of the Agent or any Lender to visit and inspect, any tangible Property of the Borrower and/or the Co-Borrowers.

            5.18 MAINTENANCE OF INSURANCE. Maintain insurance with respect to their Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers acceptable to the Lenders and, within 60 days of the Closing Date for property damage insurance covering Collateral and business interruption insurance, if any, maintained by Borrower and/or the Co-Borrowers, naming the Agent as loss payee, and, upon any renewal of any such insurance and at other times upon request by the Agent or any Lender, furnish to the Agent or any Lender evidence, satisfactory to the Agent and each Lender of the maintenance of such insurance. The Agent shall have the right to collect, and the Borrower and/or the Co-Borrowers hereby assigns to the Agent for the benefit of the Lenders, any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss, or destruction for which insurance proceeds relating to business interruption or Collateral exceed $100,000, the Agent for the benefit of the Lenders may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower and/or the Co-Borrowers the balance, if any, after such application has been made. In the event of any such damage, loss, or destruction for which insurance proceeds are $100,000 or less, provided that no Default or Event of Default has occurred and is continuing, the Agent shall deliver any such proceeds received by it to the Borrower and/or the Co-Borrowers. In the event the Agent receives insurance proceeds not attributable to Collateral or business interruption, the Agent shall deliver any such proceeds to the Borrower and/or the Co-Borrowers.

            5.19 INDEMNIFICATION. INDEMNIFY AND HOLD THE AGENT AND EACH LENDER AND THEIR SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE AGENT AND EACH LENDER UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER AND/OR THE CO- BORROWERS, WHETHER PRIOR TO OR DURING THE TERM HEREOF,
(B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER AND/OR THE CO-BORROWERS , WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER AND/OR THE CO-BORROWERS OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER AND/OR THE CO-BORROWERS OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE,

DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER AND/OR THE CO-BORROWERS, (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER AND/OR THE CO-BORROWERS OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER AND/OR THE CO-BORROWERS WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER AND/OR THE CO-BORROWERS, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY OF A LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE AGENT OR ANY LENDER OF A CLAIM OR DRAFT PRESENTED THEREUNDER, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, OTHER THAN GROSS NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE AGENT OR ANY LENDER OR ANY OF THEIR SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN- FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE AGENT OR ANY LENDER UNDER ANY SECURITY INSTRUMENT; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY IN CASH FROM THE BORROWER AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF, PROVIDED THAT SUCH INDEMNITY SHALL NOT EXTEND TO ANY ACT OR OMISSION BY THE AGENT OR ANY LENDER WITH RESPECT TO ANY PROPERTY SUBSEQUENT TO THE AGENT OR ANY LENDER BECOMING THE OWNER OF SUCH PROPERTY AND WITH RESPECT TO WHICH PROPERTY SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO BY THE AGENT OR ANY LENDER.

            5.20 YEAR 2000 COMPLIANCE. On or prior to September 30, 1999, Borrower shall have taken all action necessary to ensure that the automated systems used by Borrower and Co- Borrowers that are material to their operations shall operate properly and process data accurately, including dates before, as of and after December 31, 1999, (collectively "Year 2000 Compliance"). Borrower and Co-Borrowers agree that upon the reasonable request of Lender, Borrower and Co- Borrowers will make their employees, consultants, premises, records and documentation available to Lender with respect to Borrower's and Co-Borrowers' Year 2000 Compliance efforts.

            5.21 TRANSFER OF CERTAIN OIL AND GAS PROPERTIES. Borrower will transfer certain Oil and Gas Properties situated in the Yoakum Field, Lavaca and DeWitt Counties, Texas, Lake Raccourci Field, Lafourche Parish, Louisiana, and Brushy Creek Field, Lavaca and DeWitt Counties, Texas, within 120 days of Closing Date to a Co-Borrower or a newly formed Subsidiary of Borrower which will be a Co-Borrower or a guarantor.


                                  ARTICLE VI

                              NEGATIVE COVENANTS

            So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower and/or the Co-Borrowers will not:

            6.1 INDEBTEDNESS. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) Permitted Indebtedness, and (c) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 75 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, and (d) crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreements, in form and substance and with a Person acceptable to the Lenders, (which shall include Koch Industries, Inc., and/or any of its Subsidiaries and Enron Capital and Trade Resources Corporation and/or any of its Subsidiaries) provided that (i) such agreements shall not be entered into with respect to Mortgaged Properties constituting more than 75% of the monthly production of proven producing reserves as forecast in Lenders' most recent engineering evaluation, (ii) that the strike prices in connection with option and swap agreements are not less than the prices used by the Lenders in their most recent Borrowing Base determination, (iii) the counterparty shall be approved by Lenders, (iv) Borrowers and/or Co-Borrowers shall notify Lenders within five days of executing a hedge transaction of the strike price and the volume of production, as well as the duration of the transaction, (v) Borrowers and/or Co-Borrowers shall only enter into hedge transactions with durations of eighteen months or less, (vi) Borrower and/or Co-Borrowers shall pay any liabilities created under the hedge transactions as they become due and in any event no later than 60 days from the date such liability was incurred; and (vii) the Lenders shall receive a security interest in the hedging contracts.

            6.2 CONTINGENT OBLIGATIONS. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, or (b) trade credit incurred or operating leases entered into in the ordinary course of business.

            6.3 LIENS. Create, incur, assume, or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

            6.4 SALES OF ASSETS. Without the prior written consent of the Agent and the Lenders, Borrower and/or Co-Borrowers shall not sell, transfer, or otherwise dispose of any assets, if such assets are material to the operations of Borrower and/or the Co-Borrowers when taken as a whole, other than (a) sales of inventory in the ordinary course of business, (b) occasional sales, leases or other dispositions of immaterial assets for consideration not less than fair market value, (c) sales, leases or other dispositions of assets that are obsolete or have negligible fair market value, and (d) sales of equipment for fair and adequate consideration. Between any two scheduled Borrowing Base reviews the Agent and the Lenders will consent to sales of assets representing up to 10% in the aggregate of the net present value of the Oil and Gas Properties which comprise the Borrowing Base, as calculated by the Agent and the Lenders pursuant to the terms of this Agreement, provided that the Borrowing Base shall be reduced, and if necessary, proceeds from such sale shall be applied to amounts outstanding in an amount equal to the loan value attributable to such assets sold.

            6.5 LEASEBACKS. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

            6.6 LOANS OR ADVANCES. Make or agree to make or allow to remain outstanding any loans or advances to any Person other than Borrower and/or Co-Borrowers in excess of $100,000; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, or (b) advances to employees of the Borrower and/or the Co-Borrowers for the payment of expenses in the ordinary course of business.

            6.7 INVESTMENTS. Acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person. This restriction shall not apply to the following investments:

            (a) marketable obligations issued or unconditionally guaranteed by the United States Government or issued by any of its agencies and backed by the full faith and credit of the United States of America,

            (b) short-term investment grade domestic or Eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation,

            (c) commercial paper and similar obligations rated "P-1" or better by Moody's Investors Services, Inc. or "A-1" or better by Standard & Poors Corporation,

            (d) intercompany loans to, advances to or investments in, wholly owned Subsidiaries, as long as there is no Default or Event of Default or such loans, advances or investments would not result in a Default or Event of Default,

            (e) readily marketable tax-free municipal bonds of a domestic issuer or rated "aaa" or better by Moody's Investors Services, Inc. or "AAA" by Standard & Poors Corporation, and

            (f) demand deposit accounts maintained in the ordinary course of business.

            6.8 DIVIDENDS AND DISTRIBUTIONS. The Borrower shall not declare, pay, or make, any cash dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock. Subsidiaries of the Borrower can make distributions to the Borrower as long as there is no Default or Event of Default or such distribution would not result in a Default or Event of Default.

            6.9 ISSUANCE OF STOCK; CHANGES IN CORPORATE STRUCTURE. Issue or agree to issue additional shares of capital stock other than for cash, in one or any series of transactions except to officers, directors or employees of Borrower or any Co-Borrower as part of their compensation; enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

            6.10 TRANSACTIONS WITH AFFILIATES. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of their Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

            6.11 LINES OF BUSINESS. Expand, on their own or through any Subsidiary, into any line of business other than those in which the Borrower and/or the Co-Borrowers are engaged as of the date hereof.

            6.12 PLAN OBLIGATIONS. Except as disclosed in Exhibit VI, assume or otherwise become subject to an obligation to contribute to or maintain any Plan or acquire any Person which has at any time had an obligation to contribute to or maintain any Plan.

            6.13 NEW SUBSIDIARIES. Form any new Subsidiaries without the prior written consent of the Lenders. The Lenders have approved the formation of 779776 Alberta, Ltd. and Neutrino Resources, Inc.

            6.14 TANGIBLE NET WORTH. Permit Tangible Net Worth as of the close of any fiscal quarter to be less than $14,500,000 plus 50% of positive Net Income and 75% of other increases in equity for all fiscal quarters ending subsequent to December 31, 1997.

            6.15 CASH FLOW COVERAGE. Permit as of the close of any fiscal quarter, the ratio of Cash Flow to Debt Service to be less than 1.25 to 1.00.

            6.16 CHANGES IN TERMS OF LOAN FROM NATIONAL BANK OF CANADA. Permit any change in the provisions of the Credit Agreement by and between 779776 Alberta, Ltd. and/or Neutrino Resources, Inc. and National Bank of Canada in regard to allowed or prohibited loans, distributions or dividends.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

            7.1 ENUMERATION OF EVENTS OF DEFAULT. Any of the following events shall constitute an Event of Default:

            (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Notes or in the payment when due of any fee or other sum payable under any Loan Document, or the Borrower and/or the Co-Borrowers fail to observe, perform or comply with any covenant contained in Article VI;

            (b) default shall be made by the Borrower and/or the Co-Borrowers in the due observance or performance of any of their respective obligations under the Loan Documents, excluding Article VI, and such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Agent or actual knowledge thereof by the Borrower and/or the Co-Borrowers;

            (c) any representation or warranty made by the Borrower and/or the Co- Borrowers in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Agent and/or the Lenders in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

            (d) default shall be made by the Borrower and/or the Co-Borrowers (as principal or guarantor or other surety) in the payment or performance of any Indebtedness, including, but not limited to 779776 Alberta, Ltd. and/or Neutrino Resources, Inc. facility with National Bank of Canada, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;

            (e) the Borrower and/or the Co-Borrowers shall be unable to satisfy any condition or cure any circumstance specified in Article III, the satisfaction or curing of which is precedent to the right of the Borrower and/or the Co-Borrowers to obtain a Loan or for the issuance of a Letter of Credit, and such inability shall continue for a period in excess of 30 days;

            (f) the Borrower and/or the Co-Borrowers shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of their or all or a substantial part of their assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or
      (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

            (g) an order, judgment, or decree shall be entered against either the Borrower and/or the Co-Borrowers by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of their debts or appointing a receiver, trustee, conservator, custodian, or liquidator of their or all or any substantial part of their assets, and such order, judgment, or decree shall not be dismissed or stayed within 90 days;

            (h) the levy against any significant portion of the Property of the Borrower and/or the Co-Borrowers or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy;

            (i) a final and non-appealable order, judgment, or decree shall be entered against the Borrower and/or the Co-Borrowers for money damages and/or Indebtedness due in an amount in excess of $250,000, and such order, judgment, or decree shall not be dismissed or stayed within 30 days;

            (j) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower and/or the Co-Borrowers under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. ss.1961 ET SEQ.), the result of which could be the forfeiture or transfer of any material Property of the Borrower and/or the Co-Borrowers subject to a Lien in favor of the Agent for the benefit of the Lenders without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

            (k) the Borrower and/or the Co-Borrowers shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of their Property, with intent to hinder, delay, or defraud their creditors or any of them, (ii) made or suffered a transfer of any of their Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, or (iii) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of their Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

            (l) any Security Instrument shall for any reason (other than Agent or Lender's fault or negligence) not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby;

            (m) the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by the Agent.

            7.2 REMEDIES. (a) Upon the occurrence of an Event of Default specified in Sections 7.1(f) or 7.1(g), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower and the Co-Borrowers;
(ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Agent and the Lenders in writing; and (iii) to the extent permitted by and in compliance with applicable law, the Agent and the Lenders may set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent and the Lenders and any and all other indebtedness at any time owing by the Agent and the Lenders to or for the credit or account of the Borrower and the Co-Borrowers against any and all of the Obligations although such Obligations may be unmatured.

            (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(f) or 7.1(g), (i) the Agent and the Lenders may, by notice to the Borrower and the Co-Borrowers, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower and the Co- Borrowers; (ii) the Commitments shall immediately cease and terminate unless and until reinstated by the Agent and the Lenders in writing; and (iii) to the extent permitted by and in compliance with applicable law, the Agent and the Lenders may set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent and the Lenders and any and all other indebtedness at any time owing by the Agent and the Lenders to or for the credit or account of the Borrower and the Co-Borrowers against any and all of the Obligations although such Obligations may be unmatured.

            (c) Upon the occurrence of any Event of Default, the Agent and the Lenders may, in addition to the foregoing in this Section, exercise any or all of their rights and remedies provided by law or pursuant to the Loan Documents.


                                 ARTICLE VIII

                                   THE AGENT

           8.1 APPOINTMENT. Each Lender hereby designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents. Each Lender authorizes the Agent, as the agent for such Lender, to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or in any other Loan Document or any fiduciary relationship with any Lender; and no implied covenants, functions, responsibilities, duties, obligations, or liabilities on the part of the Agent shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

           8.2 WAIVERS, AMENDMENTS. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification, or waiver is in writing and consented to by the Borrower and the Co-Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver would: (a) modify any requirement hereunder that any particular action be taken by all of the Lenders or by the Required Lenders unless consented to by each Lender; (b) modify this Section 8.2, change the definition of "Required Lenders", or change the Commitment Amount or Percentage Share of any Lender, reduce the fees described in Article II, extend the Commitment Termination Date or Final Maturity, release any Security Instrument or Lien, or initiate any foreclosure, enforcement or collection procedure without the consent of each Lender; (c) extend the due date for, (or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Loan) without the consent of the holder of that Note evidencing such Loan; (d) affect, adversely the interests, rights, or obligations of the Agent without the consent of the Agent; or (e) to modify the Borrowing Base or modify the Scheduled Reduction Amount.

           8.3 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

           8.4 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) required to initiate or conduct any litigation or collection proceedings hereunder, except with the concurrence of the Lenders and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith, (b) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for gross negligence or willful misconduct of the Agent or such Person), or (c) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the sufficiency, accuracy, or completeness of any materials provided by the Agent, or the failure of the Agent to provide any materials or disclose any matter to any Lender except as may be expressly required herein, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

           8.5 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower and/or the Co-Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless and until an executed Lender Assignment Agreement shall have been received by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Lenders. Such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes. In no event shall the Agent be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable Requirement of Law.

           8.6 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower and/or the Co-Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give written notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders; provided that unless and until the Agent shall have received such directions, subject to the provisions of Section 7.2, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In the event that the officer of the Agent primarily responsible for the lending relationship with the Borrower and/or the Co-Borrowers or the officer of any Lender primarily responsible for the lending relationship with the Borrower and/or the Co-Borrowers becomes aware that a Default or Event of Default has occurred and is continuing, the Agent or such Lender, as the case may be, shall use its good faith efforts to inform the other Lenders and/or the Agent, as the case may be, promptly of such occurrence. Notwithstanding the preceding sentence, failure to comply with the preceding sentence shall not result in any liability to the Agent or any Lender.

           8.7 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any other Lender nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to such Lender and that no act by the Agent or any other Lender hereafter taken, including any review of the affairs of the Borrower and/or the Co-Borrowers, shall be deemed to constitute any representation or warranty by the Agent or any Lender to any other Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrower and/or the Co-Borrowers and the value of the Collateral and other Properties of the Borrower and/or the Co-Borrowers and has made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrower and/or the Co-Borrowers and the value of the Collateral and other Properties of the Borrower and/or the Co-Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial and otherwise), or creditworthiness of the Borrower and/or the Co-Borrowers or the value of the Collateral or other Properties of the Borrower and/or the Co-Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

           8.8 INDEMNIFICATION. EACH LENDER AGREES TO SEVERALLY INDEMNIFY THE AGENT AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND THE CO-BORROWERS AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER AND THE CO-BORROWERS TO DO
SO), RATABLY AND ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER DOCUMENT CONTEMPLATED OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN- FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE, SOLE OR CONCURRENT OR WILLFUL MISCONDUCT OF THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

           8.9 RESTITUTION. Should the right of the Agent or any Lender to realize funds with respect to the Obligations be challenged and any application of such funds to the Obligations be reversed, whether by Governmental Authority or otherwise, or should the Borrower and/or the Co- Borrowers otherwise be entitled to a refund or return of funds distributed to the Lenders in connection with the Obligations, the Agent or such Lender, as the case may be, shall promptly notify the Lenders of such fact. Not later than Noon, Central Standard or Daylight Savings Time, as the case may be, of the Business Day following such notice, each Lender shall pay to the Agent an amount equal to the ratable share of such Lender of the funds required to be returned to the Borrower and/or the Co-Borrowers. The ratable share of each Lender shall be determined on the basis of the percentage of the payment all or a portion of which is required to be refunded originally distributed to such Lender, if such percentage can be determined, or, if such percentage cannot be determined, on the basis of the Percentage Share of such Lender. The Agent shall forward such funds to the Borrower and/or the Co-Borrowers or to the Lender required to return such funds. If any such amount due to the Agent is made available by any Lender after Noon, Central Standard or Daylight Savings Time, as the case may be, of the Business Day following such notice, such Lender shall pay to the Agent (or the Lender required to return funds to the Borrower and/or the Co-Borrowers, as the case may be) for its own account interest on such amount at a rate equal to the Federal Funds Rate for the period from and including the date on which restitution to the Borrower and/or the Co- Borrowers is made by the Agent (or the Lender required to return funds to the Borrower and/or the Co-Borrowers, as the case may be) to but not including the date on which such Lender failing to timely forward its share of funds required to be returned to the Borrower and/or the Co-Borrowers shall have made its ratable share of such funds available.

           8.10 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and/or the Co-Borrowers as though the Agent were not the agent hereunder. With respect to any Note issued to the Lender serving as the Agent, the Agent shall have the same rights and powers under this Agreement as a Lender and may exercise such rights and powers as though it were not the Agent. The terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

           8.11 SUCCESSOR AGENT. The Agent may resign as Agent upon thirty days' notice to the Lenders and the Borrower and Co-Borrowers. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, or if the Agent shall assign all of its obligations, then the Lenders shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent. The term "Agent" shall mean such successor agent effective upon its appointment. The rights, powers, and duties of the former Agent as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After the removal or resignation of any Agent hereunder as Agent, the provisions of this Article VIII and Sections 5.16 and 5.19, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

           8.12 APPLICABLE PARTIES. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrower and Co-Borrowers shall not have any rights as a third party beneficiary or otherwise under any of the provisions of this Article. In performing functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Lenders and does not assume, nor shall it be deemed to have assumed, any obligation or relationship of trust or agency with or for the Borrower and Co-Borrowers or any legal representative, successor, and assign of the Borrower and Co-Borrowers.


                                  ARTICLE IX

                                 MISCELLANEOUS

            9.1 ASSIGNMENTS; PARTICIPATIONS. Each Lender may assign or sell participations in its Loans and Commitments to one or more other Persons in accordance with this Section 9.1.

            (a) ASSIGNMENTS.  Any Lender,

            (i) with the written consent of the Borrower and Co-Borrowers (in their sole discretion) and the Agent (which consent shall not be unreasonably delayed or withheld), may at any time, assign and delegate to one or more commercial banks or other financial institutions, and

            (ii) with notice to the Borrower and Co-Borrowers and the Agent, but without the consent of the Borrower and Co-Borrowers or the Agent, may assign and delegate to any of its Affiliates or to any other Lender

            (each Person described in (i) or (ii) above as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying percentage, of all the assigning Lender's Loans and Commitments), in a minimum aggregate amount of $1,000,000 of such Lender's Percentage Share of the Maximum Commitment Amount, if less; provided, however, that such Assignee Lender will comply with all the provisions of this Agreement, and further, provided, however, that the Borrower, Co-Borrowers and Agent shall be entitled to continue to deal solely and directly with such assigning Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

            (iii) written notice of such assignment and delegation together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower, Co-Borrowers and the Agent by such Lender and such Assignee Lender,

            (iv) such Assignee Lender shall have executed and delivered to the Borrower, Co-Borrowers and the Agent a Lender Assignment Agreement, accepted by the Borrower, Co-Borrower and the Agent and attached hereto as Exhibit VII, and

            (v) the processing fees described below shall have been paid.

            From and after the date that the Borrower, Co-Borrowers and the Agent accept such Lender Assignment Agreement, (a) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (b) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower and Co-Borrowers. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section
9.1 shall be null and void.

            (b) PARTICIPATIONS. Any Lender, with the prior written consent of the Borrower and Co-Borrowers in their sole discretion, may at any time sell to one or more commercial banks (each of such commercial banks being herein called a "PARTICIPANT") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that (a) no participation contemplated in this Section 9.1 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document, (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations, (c) the Borrower and Co-Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, (d) no Participant shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document.

            9.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. All representations and warranties of the Borrower and/or the Co-Borrowers and all covenants and agreements herein made shall survive the execution and delivery of the Notes and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

            9.3 NOTICES AND OTHER COMMUNICATIONS. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail if concurrent telecopy notice is also given, or, if no concurrent telecopy notice is given, three Business Days after deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

            (a) if to the Agent and Lender:

                  Compass Bank
                  24 Greenway Plaza, 14th Floor
                  Houston, Texas  77046
                  Attention: Energy Lending Group
                  Telecopy:  (713) 968-8292

            (b) if to the Lender:

                  First Union National Bank
                  c/o First Union Capital Markets
                  1001 Fannin, Suite 2255
                  Houston, Texas 77002
                  Attention: Jay Chernosky
                  Telecopy: (713) 650-6354

            (c) if to the Borrower or Co-Borrowers, to:

                  Southern Mineral Corporation
                  1201 Louisiana, Suite 3350
                  Houston, Texas  77002-5609
                  Attention: James H. Price
                  Telecopy: (713) 658-0016

            Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

            9.4 PARTIES IN INTEREST. Subject to the restrictions on changes in corporate structure set forth in Section 6.9 and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower and the Co-Borrowers or the Agent and each Lender shall be binding upon and inure to the benefit of the Borrower and the Co- Borrowers or the Agent and each Lender, as the case may be, and their respective legal representatives, successors, and assigns.

            9.5 RIGHTS OF THIRD PARTIES. All provisions herein are imposed solely and exclusively for the benefit of the Agent and each Lender and the Borrower and the Co-Borrowers. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Agent or the Lenders at any time if in their sole discretion they deem it advisable to do so.

            9.6 RENEWALS; EXTENSIONS. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower and the Co-Borrowers under this Agreement, the Notes, or any other Loan Document.

            9.7 NO WAIVER; RIGHTS CUMULATIVE. No course of dealing on the part of the Agent or the Lenders, their officers or employees, nor any failure or delay by the Agent or the Lenders with respect to exercising any of their rights under any Loan Document shall operate as a waiver thereof. The rights of the Agent and each Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. The making of any Loan shall not constitute a waiver of any of the covenants, warranties, or conditions of the Borrower and the Co-Borrowers contained herein. In the event the Borrower and/or the Co-Borrowers are unable to satisfy any such covenant, warranty, or condition, the making of any Loan shall not have the effect of precluding the Agent and each Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

            9.8 SURVIVAL UPON UNENFORCEABILITY. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

            9.9 AMENDMENTS; WAIVERS. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

            9.10 CONTROLLING AGREEMENT. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

            9.11 DISPOSITION OF COLLATERAL. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Agent and the Lenders; provided, however, that in no event shall the Agent or any Lender violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

            9.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT TEX. FIN. CODE ANN. SS.
303.301 (VERNON 1998) (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY; AND PROVIDED FURTHER, THE PARTIES AGREE THAT THE LAWS OF NORTH CAROLINA SHALL GOVERN AND CONTROL THE LAWFULNESS OF THE AMOUNT OR RATE OF INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE LOAN DOCUMENTS.

            9.13 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDERS, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER AND THE CO-BORROWERS HEREBY SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST THEM BY THE LENDERS IN ACCORDANCE WITH THIS SECTION.

            9.14 WAIVER OF RIGHTS TO JURY TRIAL. THE BORROWER, THE CO-BORROWERS AND THE AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

            9.15 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

            9.16 COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

            IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.


                                       BORROWER:

                                       SOUTHERN MINERAL CORPORATION



                                       By: __________________________
                                           James H. Price
                                           Vice President-Finance

                                       CO-BORROWERS:

                                       SMC ECUADOR, INC.

                                       SMC PRODUCTION CO.

                                       BEC ENERGY, INC.

                                       AMERAC ENERGY CORPORATION



                                       By: _________________________
                                           James H. Price
                                           Vice President-Finance

                                       LENDER AND AGENT:

                                       COMPASS BANK



                                       By: _________________________
                                           Allison Hammer
                                           Vice-President


                                       LENDER:

                                       FIRST UNION NATIONAL BANK



                                       By: _________________________
                                           Jay M. Chernosky
                                            Senior Vice-President

                                   EXHIBIT I

                                [FORM OF NOTE]

                                PROMISSORY NOTE

$130,000,000                    Houston, Texas                   June 19, 1998

            FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("MAKER") promises to pay to the order of COMPASS BANK ("PAYEE"), at its banking quarters in Houston, Harris County, Texas, the sum of ONE HUNDRED THIRTY MILLION DOLLARS ($130,000,000), or so much thereof as may be advanced against this Note pursuant to the Amended and Restated Credit Agreement dated of even date herewith by and between Maker and Payee and others (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT"), together with interest at the rates and calculated as provided in the Credit Agreement.

            Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

            This Note is issued pursuant to, is the "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

            Without being limited thereto or thereby, this Note is secured by the Security Instruments.

            This Note is given in partial renewal, extension, modification, but not in discharge or novation of Note dated January 28, 1998 from Maker to Compass Bank and is secured by the Security Documents.

            THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THE LAWS OF NORTH CAROLINA SHALL GOVERN AND CONTROL THE LAWFULNESS OF THE AMOUNT OR RATE OF INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE LOAN DOCUMENTS.

                                    MAKER:

                                    SOUTHERN MINERAL CORPORATION



                                    By: ___________________________
                                        James H. Price
                                        Vice President-Finance


                                    SMC ECUADOR, INC.

                                    SMC PRODUCTION CO.

                                    BEC ENERGY, INC.

                                    AMERAC ENERGY CORPORATION



                                    By: __________________________
                                        James H. Price
                                        Vice President-Finance

                                   EXHIBIT I

                                [FORM OF NOTE]

                                PROMISSORY NOTE

$70,000,000                     Houston, Texas                   June 19, 1998

             FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("MAKER") promises to pay to the order of FIRST UNION NATIONAL BANK ("PAYEE"), at its banking quarters in Charlotte, Mecklenburg County, North Carolina, the sum of SEVENTY MILLION DOLLARS ($70,000,000), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated of even date herewith by and between Maker and Payee and Compass Bank (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT"), together with interest at the rates and calculated as provided in the Credit Agreement.

             Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

             This Note is issued pursuant to, is the "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

             Without being limited thereto or thereby, this Note is secured by the Security Instruments.

             This Note is given in partial renewal, extension, modification, but not in discharge or novation of Note dated January 28, 1998 from Maker to Compass Bank and is secured by the Security Documents.

             THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

                                    MAKER:

                                    SOUTHERN MINERAL CORPORATION



                                    By: ____________________________
                                        James H. Price
                                        Vice President-Finance


                                    SMC ECUADOR, INC.

                                    SMC PRODUCTION CO.

                                    BEC ENERGY, INC.

                                    AMERAC ENERGY CORPORATION



                                    By: ___________________________
                                        James H. Price
                                        Vice President-Finance

                                  EXHIBIT II

                          [FORM OF BORROWING REQUEST]


Compass Bank
24 Greenway Plaza, 14th Floor
Houston, Texas  77046
Attention:  Energy Lending Group

      Re: Amended and Restated Credit Agreement dated as of June 19, 1998, by and between Compass Bank, First Union National Bank and Southern Mineral Corporation, SMC Ecuador, Inc., SMC Production Company, BEC Energy, Inc. and Amerac Energy Corporation (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT")


Ladies and Gentlemen:

            Pursuant to the Credit Agreement, the Borrower and Co-Borrowers hereby make the requests indicated below:

      1.    Loans

      (a)   Amount of new Loan: $_____________

      (b)   Requested funding date: ______________, 19___

      (c)   $________________ of such Loan is to be a Floating Rate Loan;

            $________________ of such Loan is to be a LIBO Rate Loan.

      (d)   Requested Interest Period for LIBO Rate Loan: ____ months.

      2. Continuation or conversion of LIBO Rate Loan maturing on ______:

      (a) Amount to be continued as a LIBO Rate Loan is $ ___________________, with an Interest Period of _______ months;

      (b)   Amount to be converted to a Floating Rate Loan is $ _______________;
            and

      3.    Conversion of Floating Rate Loan:

      (a)   Requested conversion date: _________________, 19___.

      (b) Amount to be converted to a LIBO Rate Loan is $______________, with an Interest Period of _____ months.

            The undersigned certifies that [s]he is the [ ] of the Borrower, has obtained all consents necessary, and as such [s]he is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents, and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement.

            Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.


                                       Very truly yours,

                                       SOUTHERN MINERAL CORPORATION



                                       By: ___________________________
                                           James H. Price
                                           Vice President-Finance


                                       SMC ECUADOR, INC.

                                       SMC PRODUCTION CO.

                                       BEC ENERGY, INC.

                                       AMERAC ENERGY CORPORATION


                                       By: __________________________
                                           James H. Price
                                           Vice President-Finance

                                  EXHIBIT III

                         [FORM OF OPINION OF COUNSEL]

                                [Closing Date]


Compass Bank
24 Greenway Plaza, 14th Floor
Houston, Texas  77046
Attention:  Energy Lending Group

      Re: Amended and Restated Credit Agreement dated as of June 19, 1998, by and between Compass Bank, First Union National Bank and Southern Mineral Corporation, SMC Ecuador, Inc., SMC Production Company, BEC Energy, Inc. and Amerac Energy Corporation (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT")

Ladies and Gentlemen:

            We have acted as counsel to Southern Mineral Corporation (the "BORROWER"), SMC Ecuador, Inc., SMC Production Company, BEC Energy, Inc. and Amerac Energy Corporation ("Co-Borrowers") in connection with the transactions contemplated in the Credit Agreement. This Opinion is delivered pursuant to
Section 3.1(m) of the Credit Agreement, and the Agent and each Lender is hereby authorized to rely upon this Opinion in connection with the transactions contemplated in the Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

            In our representation of the Borrower and Co-Borrowers, we have examined an executed counterpart of each of the following (the "LOAN DOCUMENTS"):

            (a)   the Credit Agreement;

            (b)   the Notes;

            (c) Assignment of Notes and Liens from Compass to Agent for the benefit of the Lenders assigning the Existing Liens in favor of Compass securing the existing Obligations to Agent for the benefit of Lenders securing the new Obligations under the Credit Agreement (the "ASSIGNMENT");

            (d) Ratification and Amendment to Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement dated of

                                   III - i
      even date herewith from the Borrower and Co-Borrowers in favor of the Agent for the benefit of the Lenders (the "MORTGAGE"); and

            (e) Financing Statements from the Borrower and Co-Borrowers, as debtors, constituent to the Mortgage (the "FINANCING STATEMENT").

            (f) Security Agreement (Stock Pledge) by Borrower of Stock of SMC Production Co., , SMC Ecuador, Inc., BEC Energy, Inc. and Amerac Energy Corporation;

            (g) Security Agreement from Borrower and Co-Borrowers pledging all personal property.

            We have also examined the originals, or copies certified to our satisfaction, of such other records of the Borrower and Co-Borrowers certificates of public officials and officers of the Borrower and Co-Borrowers agreements, instruments, and documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

            In making such examinations, we have, with your permission, assumed:

            (a) the genuineness of all signatures to the Loan Documents other than those of the Borrower and Co-Borrowers;

            (b) the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies;

            (c) the Lenders are authorized and have the power to enter into and perform their obligations under the Credit Agreement;

            (d) the due authorization, execution, and delivery of all Loan Documents by each party thereto other than the Borrower and Co-Borrowers; and

            (e) the Borrower and Co-Borrowers have title to all Property covered or affected by the Mortgage.

            Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

            1. The Borrower and Co-Borrowers are corporations duly organized, legally existing, and in good standing under the laws of their respective states of incorporation and are duly qualified as foreign corporations and are in good standing all jurisdictions wherein the ownership of their respective Property or the operation of their respective businesses necessitates same.

                                   III - ii

            2. The execution and delivery by the Borrower and Co-Borrowers of the Credit Agreement and the borrowings thereunder, the execution and delivery by the Borrower and Co-Borrowers of the other Loan Documents to which the Borrower and Co-Borrowers are a party, and the payment and performance of all Obligations of the Borrower and Co-Borrowers thereunder are within the power of the Borrower and Co-Borrowers, have been duly authorized by all necessary corporate action, and do not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) to our knowledge after due inquiry, contravene or conflict with any indenture, instrument, or other agreement to which the Borrower and Co-Borrowers are a party or by which any Property of the Borrower and Co-Borrowers may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien upon any Property of the Borrower and Co-Borrowers other than as contemplated by the Loan Documents.

            3. The Loan Documents to which the Borrower and Co-Borrowers are a party constitute legal, valid, and binding obligations of the Borrower and Co- Borrowers, enforceable against the Borrower in accordance with their respective terms.

            4. The forms of the Assignment, Mortgage, and the Security Agreement (Stock Pledge) and the financing statements and the description of the Mortgaged Property (as such term is defined in the Mortgage and so used herein) situated in the State of Texas (the "STATE") satisfy all applicable Requirements of Law of the State and are legally sufficient under the laws of the State to enable the Agent and the Lenders to realize the practical benefits purported to be afforded by the Mortgage.

            5. The Mortgage creates a valid lien upon and security interest in all Mortgaged Property situated in the State to secure the Indebtedness (as such term is defined in the Mortgage and so used herein).

            6. The Assignment validly assigns the notes and liens described there from Compass Bank to Agent for the benefit of the Lenders. The Mortgage and Assignment and the financing statements are in satisfactory form for filing and recording in the offices described below.

            7. The filing and/or recording, as the case may be, of (a) the Mortgage and Assignment in the office of the county clerk of each county in the State in which any portion of the Mortgaged Property is located, and as a financing statement and utility security instrument in the office of the Secretary of State of the State, and (b) the Financing Statement in the Uniform Commercial Code records in each county in the State in which any portion of the Mortgaged Property

                                  III - iii
      is located are the only recordings or filings in the State necessary to perfect the liens and security interests in the Mortgaged Property created by the Mortgage or to permit the Agent to enforce in the State its rights under the Mortgage. No subsequent filing, re-filing, recording, or re-recording will be required in the State in order to continue the perfection of the liens and security interests created by the Mortgage except that (a) a continuation statement must be filed with respect to the Mortgage filed as a financing statement in the office of the Secretary of State of the State and with respect to the Financing Statement in the Uniform Commercial Code records in each county in the State in which any portion of the Mortgaged Property is located, each within six months prior to the expiration of five years from the date of the relevant initial financing statement filing, (b) a subsequent continuation statement must be filed within six months prior to the expiration of each subsequent five-year period from the date of each initial financing statement filing, and (c) amendments or supplements to the Mortgage filed as a financing statement and the Financing Statement and/or additional financing statements may be required to be filed in the event of a change in the name, identity, or structure of the Borrower and/or the Co-Borrowers or in the event the financing statement filing otherwise becomes inaccurate or incomplete.

            8. To our knowledge after due inquiry, except as disclosed in
      Exhibit VI to the Credit Agreement, no litigation or other action of any nature affecting the Borrower and Co-Borrowers is pending before any Governmental Authority or threatened against the Borrower and Co-Borrowers. To our knowledge after due inquiry, no unusual or unduly burdensome restriction, restraint, or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower and Co-Borrowers or ownership and operation of any Properties of the Borrower and Co-Borrowers other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower and Co-Borrowers.

            9. No authorization, consent, approval, exemption, franchise, permit or license of, or filing (other than filing of Security Instruments in appropriate filing offices) with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower and Co-Borrowers of the Loan Documents or any instrument contemplated thereby, or the payment performance by the Borrower and Co-Borrowers of the Obligations.

            10. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

                                   III - iv

            11. The Borrower and Co-Borrowers are not, nor are the Borrower and Co-Borrowers directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            12. The Borrower and Co-Borrowers are not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         The opinions expressed herein are subject to the following qualifications and limitations:

            A. We are licensed to practice law only in the State and other jurisdictions whose laws are not applicable to the opinions expressed herein; accordingly, the foregoing opinions are limited solely to the laws of the State, applicable United States federal law, and the corporation laws of the State of Delaware.

            B. The validity, binding effect, and enforceability of the Loan Documents may be limited or affected by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting rights of creditors generally, including, without limitation, statutes or rules of law which limit the effect of waivers of rights by a debtor or grantor; provided, however, that the limitations and other effects of such statutes or rules of law upon the validity and binding effect of the Loan Documents should not differ materially from the limitations and other effects of such statutes or rules of law upon the validity and binding effect of credit agreements, promissory notes and security instruments generally.

            C. The enforceability of the respective obligations of the Borrower and Co-Borrowers under the Loan Documents is subject to general principles of equity (whether such enforceability is considered in a suit in equity or at law).

            This Opinion is furnished by us solely for the benefit of the Agent and the Lenders in connection with the transactions contemplated by the Loan Documents and is not to be quoted in whole or in part or otherwise referred to or disclosed in any other transaction.

                                    Very truly yours,


                                   III - v

                                  EXHIBIT IV

                       [FORM OF COMPLIANCE CERTIFICATE]

                              _____________ , 19____

Compass Bank
24 Greenway Plaza, 14th Floor
Houston, Texas  77046
Attention:  Energy Lending Group

      Re: Amended and Restated Credit Agreement dated as of June 19, 1998, by and between Compass Bank, First Union National Bank and Southern Mineral Corporation, SMC Ecuador, Inc., SMC Production Company, BEC Energy, Inc. and Amerac Energy Corporation (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT")

Ladies and Gentlemen:

            Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower and Co-Borrowers, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

      [1. To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

      [1. To the best of the knowledge of the undersigned, the following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

      2. The compliance of the Borrower and Co-Borrowers with the financial covenants of the Credit Agreement, as of the close of business on , is evidenced by the following:

      (a) Section 6.14: TANGIBLE NET WORTH. Permit Tangible Net Worth as of the close of any fiscal quarter to be less than $14,500,000, plus 50% of positive Net Income and 75% of other increases in equity for all fiscal quarters ending subsequent to December 31, 1997.

            REQUIRED                               ACTUAL

            Required as of the last quarter,
            plus 75% of equity raised,
            plus 50% of Net Income equals
            current Required Tangible
            Net Worth

      (b) Section 6:15: CASH FLOW COVERAGE. Permit as of the close of any fiscal quarter, the ratio of Cash Flow to Debt Service to be less than 1.25 to 1.00.

                                     ACTUAL

      3. No Material Adverse Effect has occurred since the date of the Financial Statements dated as of ________________.

            Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.


                                       Very truly yours,


                                       SOUTHERN MINERAL CORPORATION


                                       By: _______________________
                                           James H. Price
                                           Vice President-Finance

                                       SMC ECUADOR, INC.

                                       SMC PRODUCTION CO.

                                       BEC ENERGY, INC.

                                       AMERAC ENERGY CORPORATION



                                       By: _______________________
                                           James H. Price
                                           Vice President-Finance

                                   EXHIBIT V

                     [FORM OF BORROWING BASE UTILIZATION]

Compass Bank
24 Greenway Plaza, 14th Floor
Houston, Texas 77046
Attention: Energy Lending

      Re: Amended and Restated Credit Agreement dated as of June 19, 1998, by and between Compass Bank, First Union National Bank and Southern Mineral Corporation, SMC Ecuador, Inc., SMC Production Company, BEC Energy, Inc. and Amerac Energy Corporation (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT")

Ladies and Gentlemen:

      Pursuant to applicable requirements of the Credit Agreement, the undersigned, as Responsible Officers of the Borrower and the Co-Borrowers hereby certify to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

      To the best knowledge of the undersigned, the Borrowing Base Utilization as described in the definition of Applicable Margin for the quarter ending __________, 19__, was as follows, and the LIBO Rate Loan Applicable Margin for the following quarter is as follows:


                BORROWING BASE                    LIBO RATE LOAN
                 UTILIZATION                     APPLICABLE MARGIN
               ---------------                 ---------------------
            [1) greater than 66-2/3%            two percent (2%)
                of Borrowing Base

            2) less than or equal to 66-2/3%    one and three-fourths
                and greater than 33-1/3%        percent (1-3/4%)
                of Borrowing Base

            3) less than or equal to            one and one-half
                33-1/3% of Borrowing Base       percent (1-1/2%)


      To the best knowledge of the undersigned, the Borrowing Base Utilization for the quarter ending __________, 19__, was as follows and the Commitment Fee as described in Section 2.10

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
for the following quarter is as follows:

               BORROWING BASE
                UTILIZATION                         COMMITMENT FEE
              -----------------                 -----------------------
            [1) greater than 50%                one-half percent (1/2%)
                of Borrowing Base

            2) less than or equal to 50%        three-eighths percent (3/8%)
                of Borrowing Base]

      Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                       Very truly yours,


                                       SOUTHERN MINERAL CORPORATION


                                       By: _________________________
                                           James H. Price
                                           Vice President-Finance

                                       SMC ECUADOR, INC.

                                       SMC PRODUCTION CO.

                                       BEC ENERGY, INC.

                                       AMERAC ENERGY CORPORATION



                                       By: _________________________
                                           James H. Price
                                           Vice President-Finance

                                  EXHIBIT VI

                                  DISCLOSURES


Section 4.8             LIABILITIES


                        LITIGATION


Section 4.11            ENVIRONMENTAL MATTERS


Section 4.17            REFUNDS


Section 4.18            GAS CONTRACTS


Section 4.20            CASUALTIES


Section 4.22            SUBSIDIARIES

                        779776 Alberta, Ltd.

                        Neutrino Resources, Inc.

                                  EXHIBIT VII


                     [FORM OF LENDER ASSIGNMENT AGREEMENT]

                             ______________, 19__


To:   Southern Mineral Corporation
      SMC Ecuador, Inc.
      SMC Production Co.
      BEC Energy, Inc.
      Amerac Energy Corporation

To:   Compass Bank,
      as the Agent

Gentlemen and Ladies:

      We refer to clause (iv) of Section 9.1 of the Amended and Restated Credit Agreement, dated as of June 19, 1998, (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among Southern Mineral Corporation, SMC Ecuador, Inc., SMC Production Company, BEC Energy, Inc. and Amerac Energy Corporation ("BORROWER"), the various financial institutions (the "LENDERS") as are, or shall from time to time become, parties thereto, and Compass Bank, as agent (the "AGENT") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

      This Agreement is delivered to you pursuant to clause (iv) of Section 9.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (iv) of Section 9.1 of the Credit Agreement, of the assignment and delegation to _____________ (the "ASSIGNEE") of ___% of the Loans and Commitments of _____________ (the "ASSIGNOR") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentage Shares for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

      [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

      The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making

                                   VII - i
its Commitments and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

      Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

      (a) the Assignee

            (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

            (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

      (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

      The Assignor and the Assignee hereby agree that the (Assignor) (Assignee) will pay to the Agent the processing fee referred to in Section 9.1 of the Credit Agreement upon the delivery hereof.

      The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Agent to acknowledge receipt of this document:

      (A) Address for Notices:

            Institution Name:

            Attention:

            Address:

            Telephone:

            Facsimile:

      (B)   Payment Instructions:


                                   VII - ii

      This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      ASSIGNOR ADJUSTED PERCENTAGE                 ASSIGNOR:

      Revolving Loan Commitment
            and
      Revolving Loans      ____%                   By: _____________________
                                                   Printed Name: ___________
                                                   Title: __________________



      ASSIGNEE PERCENTAGE                          ASSIGNEE:

      Revolving Loan Commitment
            and
      Revolving Loans      ____%                   By: _____________________
                                                   Printed Name: ___________
                                                   Title: __________________

Accepted and Acknowledged this _____ day of _________, 1998.


COMPASS BANK


By: _____________________________
Title: __________________________

                                  VII - iii